As filed with the Securities and Exchange Commission on December 19, 2024

Registration No. 333-279203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RANGE IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	75-3268988
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 400

Cleveland, Ohio 44122

(216) 304-6556

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Cavanaugh

Chief Executive Officer

200 Park Avenue, Suite 400

Cleveland, Ohio 44122

(216) 304-6556

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Howard Groedel, Esq.

UB Greensfelder LLP

1660 West 2nd Street, Suite 1100

Cleveland, OH 44113

(216) 583-7118

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, an emerging growth company or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “emerging growth company” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2024

Preliminary prospectus

RANGE IMPACT, INC.

PROSPECTUS

33,166,670 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of shares (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”), by the selling stockholders listed in the section of this prospectus entitled “Selling Stockholders” (the “Selling Stockholders”). The Shares consist of: (i) 13,333,333 shares of Common Stock issued to Indemnity National Insurance Company (“Indemnity National”) pursuant to the Securities Purchase Agreement, dated May 10, 2022, between the Company and Indemnity National (the “Indemnity National May 2022 SPA”); (ii) 1,666,667 shares of Common Stock issued to HTGT Enterprises LLC (“HTGT”) pursuant to the Securities Purchase Agreement, dated August 26, 2022 between the Company and HTGT (the “HTGT SPA”); (iii) 333,334 shares of Common Stock issued pursuant to Stock Purchase Agreements between the Company and certain purchasers identified therein, entered into in April 2023 (the “April 2023 SPAs”); (vi) 6,666,667 shares of Common Stock issued to Indemnity National pursuant to the Securities Purchase Agreement, dated August 24, 2023 between the Company and Indemnity National (the “Indemnity National August 2023 SPA”); (v) 9,666,669 shares of Common Stock issued pursuant to certain Securities Purchase Agreements between the Company and the purchasers identified therein, entered into on December 21, 2023 (the “December 2023 SPAs”); (vi) 1,333,333 shares of Common Stock issued pursuant to a Warrant Exchange Agreement, dated as of October 30, 2023, between the Company and Indemnity National (the “Indemnity National Warrant Exchange Agreement”); and (vii) 166,667 shares of Common Stock issued pursuant to a Warrant Exchange Agreement, dated as of October 30, 2023, between the Company and HTGT (the “HTGT Warrant Exchange Agreement”). All of the shares of our Common Stock referenced above in clauses (i) – (vii) are collectively referred to herein as the “Shares”.

Our registration of the Shares pursuant to the registration statement (that includes this prospectus) does not mean that the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may offer and sell, from time to time, the Shares under this prospectus: (i) on the OTCQB market or otherwise; (ii) at market prices, which may vary during the offering period, or at negotiated prices; (iii) in ordinary brokerage transactions, block transactions, or in privately negotiated transactions; or (iv) in a combination of these methods. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the Shares being registered pursuant to the registration statement (that includes this prospectus).

The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Shares. No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. The Selling Stockholders may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), of the Shares that they are offering pursuant to this prospectus. We are not selling any Shares in this offering and will not receive any proceeds from the sale of the Shares by the Selling Stockholders. We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will pay all underwriting discounts and selling commissions relating to the sale of the Shares.

Our Common Stock is traded on the OTCQB tier of the OTC Markets under the symbol “RNGE”. On December 18, 2024, the last reported sale price of our Common Stock was $0.198.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K/A for the year ended December 31, 2023, as filed with the SEC on August 8, 2024.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated [●]

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the SEC, under which the Selling Stockholders may offer from time to time up to an aggregate of 33,166,670 shares of our Common Stock in one or more offerings. If required, each time a Selling Stockholder offers shares of our Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus. This prospectus, together with any applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. These statements relate to future events including, without limitation, our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this prospectus is filed to conform these statements to actual results, unless required by law.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These risks and uncertainties may include, without limitation, risks related to general economic and business conditions; our ability to continue as a going concern; our ability to obtain financing necessary to operate our business; our limited operating history; our ability to recruit and retain qualified personnel; our ability to manage any future growth; our ability to research and successfully develop our planned products; our ability to successfully complete potential acquisitions and collaborative arrangements; and other factors including those set forth below under the caption “Risk Factors”.

This prospectus and the information incorporated by reference herein contains statistical data, estimates and forecasts that are based on various sources, including publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports. Forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus include, but are not limited to, statements about:

●	the sufficiency of our cash to meet our liquidity and operational needs and to execute our growth strategies, including potential acquisitions;
●	our ability to continue as a going concern;
●	our impact investing strategy is new, untested and may not be successful;
●	that our CEO and certain other Company employees devote substantial portions of their time to businesses other than the Company’s business;
●	our ability to achieve, sustain and grow net revenue and profitability;
●	that we may have difficulty accomplishing our growth strategy within and outside of our current service areas;
●	failure to effectively treat emerging contaminants could result in material liabilities;
●	the environmental regulations to which we are subject may increase our costs and potential liabilities and limit our ability to operate;
●	our ability to identify, complete and integrate merger and acquisition transactions;
●	our predictions about industry and market trends;
●	the reduction or elimination of government incentives could adversely affect our business, financial condition, future results and cash flows;
●	our ability to effectively manage our growth and future expenses;
●	our ability to identify, acquire, integrate and maintain the financial performance of potential acquisitions;

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●	we may engage in transactions with businesses or entities affiliated with our executive officers, directors or major shareholders which may raise potential conflicts of interest;
●	our ability to comply with laws and regulations applying to our business, including new or modified laws and regulations;
●	our ability to attract and retain key personnel;
●	concentration of customers, specific projects and regions may expose us to heightened financial exposure; and
●	we could be exposed to significant liability for violations of hazardous substances laws because of the use or presence of such substances at our facilities or properties.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors set forth in Part I – Item 1A, “Risk Factors”, in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as filed with the SEC on August 8, 2024, as updated by our subsequent annual, quarterly and other reports and documents, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a highly competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected, or that the plans, intentions or expectations disclosed, in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those expressed or implied by the forward-looking statements.

The forward-looking statements made in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

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INDUSTRY AND MARKET INFORMATION

Certain information in this prospectus and the information incorporated by reference herein is derived from independent publications and publicly available reports. We believe the data contained in these reports to be reliable as of the date of this prospectus, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified the market and industry data obtained from these third-party sources. Our internal data and estimates are based upon information obtained from trade and business organizations and our management’s understanding of industry conditions. Though we believe this information to be true and accurate, such information has not been verified by any independent sources.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our Common Stock, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference in this prospectus, including, but not limited to, our Annual Report on Form 10-K/A for the year ended December 31, 2023. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context requires otherwise, “Range,” the “Company,” “RNGE,” “we,” “us,” and “our,” refer to Range Impact, Inc. and its subsidiaries.

Our Company History

We are a Nevada corporation, initially formed in June 2007 under the name “Legend Mining Inc.” for the purpose of engaging in mineral property exploration. The Company, however, was unable to keep its sole mineral claim in good standing due to insufficient funding, and its interest in that property terminated. Whereupon, in October 2011, the Company completed a merger with its wholly-owned subsidiary, Stevia First Corp., whereby the Company changed its name from “Legend Mining Inc.” to “Stevia First Corp.” and began focusing its business on the cultivation and harvest of stevia leaf and development of stevia products. As an outgrowth of its stevia leaf research, the Company commenced researching the development of cannabinoid pharmaceutical candidates known as cannabosides principally for the treatment of serious neurological and inflammatory disorders until September 2024 at which time the Company ceased conducting its cannabinoid-related research and development activities. In July 2016, our Board of Directors and shareholders approved a corporate name change from “Stevia First Corp.” to “Vitality Biopharma, Inc.” and in October 2021, as part of a rebranding effort, we completed a merger with a newly-formed wholly-owned subsidiary, Malachite Innovations, Inc., pursuant to which we changed our corporate name from “Vitality Biopharma, Inc.” to “Malachite Innovations, Inc.” and expanded our business to include impact investing with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. This business is the sole source of our revenues. In December 2023, the Company completed a statutory merger under Delaware law into Range Impact, Inc., a newly-formed wholly-owned subsidiary, and adopted the corporate name of “Range Impact Inc.” to create consist branding throughout the entire Company as a result of the two acquisitions described in the following paragraph.

In May 2022, we acquired Range Environmental Resources, Inc., a West Virginia corporation (“Range Environmental”) and Range Natural Resources, Inc., a West Virginia corporation (“Range Natural” and together with Range Environmental, the “Range Reclamation Entities”). The Range Reclamation Entities provide land reclamation and water restoration services to mining and non-mining customers throughout the Appalachian region with the goal of returning land to pre-mining conditions or repurposing the land for natural, commercial, agricultural or recreational use. The Range Reclamation Entities’ water restoration services seek to improve the water quality in rivers, streams and discharges through novel and innovative treatment applications to help customers meet their various regulatory standards and requirements. Range Natural is no longer an active operating business, but had previously engaged subcontractors to mine and transport coal on behalf of third-party customers incidental to the reclamation and repurposing of mine sites.

In August 2023, the Company acquired Collins Building & Contracting, Inc., a West Virginia corporation (“Collins Building”), an environmental services business primarily focusing on the reclamation of abandoned mine land sites in West Virginia.

In August 2024, the Company sold substantially all of the assets of Collins Building to the previous owner of Collins Building in exchange for the cancellation of all remaining debt owed to the previous owner.

In September 2024, the Company sold all of its drug development assets to a newly-formed entity owned by our former Chief Science Officer and Chief Financial Officer. The Company is no longer in the cannabinoid drug development business.

Our Business

We are a public company dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. We own and operate several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. We take an opportunistic approach to impact investing by leveraging our competitive advantages and looking at solving old problems in new ways. We seek to thoughtfully allocate our capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for our shareholders.

Impact Investing Strategy

Our impact investing strategy aims to improve the health and wellness of people and the planet, while also generating long-term sustainable financial returns for our shareholders. We believe that doing well and doing good are not mutually exclusive, and that an impact investing strategy can balance the environmental, social and economic needs of people and the planet while also generating attractive risk-adjusted financial returns for shareholders.

Our impact investing strategy provides an opportunity for our dedicated team to address pressing environmental, social and economic challenges, such as air and water pollution, educational inequality and economic disparity, and climate change, through the development of technology-based solutions. By actively directing investment capital towards businesses that are working to create positive environmental, social and economic outcomes, we believe that our impact investing strategy can contribute to an improved people-planet ecosystem and a healthier and happier way of life.

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We have a particular interest in providing environmental and social solutions in economically-disadvantaged regions of the United States. Initially, the Company is targeting the Appalachian region, which is home to communities with some of the most disadvantaged income, education and employment demographics in the United States. Our ambitious strategy is to allocate investment capital and build operating businesses that provide positive environmental and social impact in the disadvantaged coal communities of Appalachia to maximize the good we can do for people and the planet.

Our corporate headquarters is located in Cleveland, Ohio, with an additional office location in Fola, West Virginia. As of December 4, 2024, we employed 24 full-time employees. In addition, we have, from time to time, engaged various consultants and professional service firms to provide us with flexible and experienced resources to advance our corporate objectives in order to maintain a cost-effective overhead structure. We strive to instill a corporate culture of honesty, integrity and respect while advancing our mission of doing well by doing good.

We have the following five operating business segments: (i) Range Reclaim; (ii) Range Minerals; (iii) Range Water; (iv) Range Security; and (v) Range Land.

Range Reclaim

In May 2022, the Company acquired Range Environmental Resources, Inc., a West Virginia corporation (“Range Environmental”). Range Environmental provides land reclamation, water restoration and environmental consulting services to mining and non-mining customers throughout the Appalachian region with the goal of returning land to pre-mining conditions or repurposing the land for natural, commercial, agricultural or recreational use. Range Environmental also provides environmental consulting services to customers, typically in connection with land reclamation and water restoration projects, and, as an additional value-add service, sells water treatment chemicals manufactured by third parties to its customers.

According to the U.S. Energy Information Administration (“EIA”), the United States had 551 coal mines in 2020, comprised of 370 active mines, 141 idled or closed mines, and 40 new or activated mines. Approximately 82% of those coal mines were located in Appalachia (which comprises the Appalachian Mountains and is commonly known as the cultural region in the Eastern United States stretching from the southern part of New York to the northern parts of Alabama and Georgia). According to the EIA, there were approximately three times as many coal mines in the United States in 2008 (compared to 2020) with approximately 89% located in Appalachia. The precipitous decline in the number of operating coal mines since 2008 is due to various supply, demand and regulatory factors, including a reduction in demand for coal as a source of electricity due to the increased use of natural gas and renewable energy, an increase in coal production costs due to inflation and the dearth of cost-effective locations remaining for mining, and a more stringent and costly regulatory environment, all of which have resulted in an increasingly difficult market for coal producers.

In 2000, coal was responsible for 1,966 billion kWh of electricity generation, representing 52% of the total electricity generation in the United States. In 2022, coal was responsible for only 828 billion kWh of electricity generation, representing 20% of the total electricity generation in the United States, a decline of approximately 58%. According to the EIA, 23% of the 200,568 megawatts of coal-fired capacity currently operating in the United States is scheduled to retire by the end of 2029 due to the high cost of operations, competition from natural gas and renewable energy resources, and sustainable initiatives of energy producers.

However, the reclamation of closed and inactive mine sites has not kept pace with the increase in the number of closed and idled mine sites, thus creating a substantial backlog of reclamation work that needs to be completed on former mine sites. According to the U.S. Office of Surfacing Mining Reclamation and Enforcement (“OSMRE”), there are approximately 50,000 high-priority abandoned mine land locations in the United States resulting from legacy coal mining operations that failed to adequately reclaim the land and waterways back to their natural state as required by federal regulations. Additionally, there are tens of thousands of active mine sites in the United States that require contemporaneous reclamation of land and waterways during the active mining process, and an estimated equally large number of idled mine locations that also require significant land reclamation and water restoration.

Under the Surface Mining Control and Reclamation Act of 1977 (“SMRCA”), OSMRE was established for two basic purposes: (i) to ensure coal mines in the United States operate in a manner that protects citizens and the environment during mining operations and to restore the land to beneficial use following mining, and (ii) to implement an Abandoned Mine Land (“AML”) reclamation program to address the hazards and environmental degradation resulting from two centuries of coal mining activities that occurred before SMRCA was passed in 1977. The AML reclamation program is funded through fees levied against coal producers based on tons of coal produced. As of September 2020, the AML reclamation fund had collected a total of $11.7 billion in coal mining fees over the life of the program, with $9.5 billion (81%) appropriated and distributed in accordance with SMCRA, and $2.2 billion (19%) unappropriated and available for future disbursement. In November 2021, the Infrastructure Investment and Jobs Act was enacted, which, among other things, authorized $11.3 billion in new funding to be appropriated for deposit into the AML reclamation fund. The AML reclamation fund is only available to help fund the reclamation of mines abandoned before SMCRA was enacted in 1977, and therefore, all mines abandoned after the year 1977 cannot access funding from the AML reclamation fund and must obtain funding from other sources.

While much of the funding for this reclamation work comes from the federal government, each state in Appalachia has a Department of Environmental Protection (“DEP”) or an equivalent agency that oversees coal mining permitting, operations, and reclamation. Under DEP rules and regulations, coal mining companies are required to develop a mining and reclamation plan that is approved by the applicable state agency, obtain a mining permit from the state, and secure a reclamation surety bond from a qualified third-party insurance company or provide a comparable financial guarantee. The reclamation surety bond provides the state with financial assurances that land reclamation and waterway restoration will be performed in accordance with the reclamation plan once mining is complete if the coal mining company, as primary obligor, fails to perform. Therefore, there are at least three groups who may need land reclamation, water restoration and environmental consulting services: (i) mining companies when permits are active and reclamation bonds are not in default, (ii) surety bond insurers when reclamation bonds are in default, and (iii) states through their AML reclamation funds for mine lands abandoned before 1977 and for mine lands with defaulted coal mining companies and forfeited surety bonds on or after 1977.

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Range Environmental currently provides reclamation and water treatment services to one customer at one large mining complex located in Fola, West Virginia (the “Fola Mine”). Range Environmental employs 15 full-time workers and owns over 50 pieces of equipment, trucks and accessories that are used in its business operations. Occasionally, Range Environmental will also rent or lease specific pieces of equipment for certain tasks. Range Environmental operates in a highly-competitive market environment with high price sensitivity of customers and inflationary pressures on labor, material and supply costs, therefore operating efficiency and asset utilization are key drivers of profitability and performance. Range Environmental uses minimal raw materials in connection with its reclamation services at the Fola Mine, other than grass seed, trees, water treatment solutions and other related reclamation and water treatment supplies, which are reimbursed by its customer. Range Environmental does not own any intellectual property and does not require any government approvals to provide reclamation services at the Fola Mine, other than standard business licenses and safety training for workers.

In August 2023, the Company acquired Collins Building & Contracting, Inc. (“Collins Building”), a West Virginia-based environmental services business focused on performing reclamation services on AML sites throughout West Virginia. After the acquisition, the Company used Range Environmental employees to perform reclamation services on AML sites using Range Environmental equipment and Collins Building equipment. The Company subsequently determined that AML reclamation work was more administratively and operationally challenging than anticipated, and that the Company was devoting a disproportionate amount of time, capital and human resources allocated to these AML projects, particularly when compared to alternative opportunities in the marketplace. In August 2024, the Company sold substantially all of the assets of Collins Building back to its previous owner in exchange for discharge of the outstanding indebtedness incurred in connection with the August 2023 acquisition. The Company completed its final AML jobs in early November 2024, and subcontracted its remaining three active AML jobs to the previous owner of Collins Building as part of the August 2024 transaction. As of the date of this prospectus, the Company is no longer involved in the AML reclamation business.

Range Minerals

In May 2022, the Company acquired Range Natural Resources, Inc., a West Virginia corporation (“Range Natural”). Range Natural provided mining and reclamation services using six of its own employees and two third-party mining subcontractors for its one customer at the Fola Mine until December 2023. Range Natural operates in a highly-competitive market environment with high price sensitivity of customers and inflationary pressures on labor, material and supply costs, therefore operating efficiency and asset utilization are key drivers of profitability and performance. Range Natural uses minimal raw materials in connection with its mining and reclamation services at the Fola Mine, other than grass seed and other related reclamation supplies, which are reimbursed by its customer. Range Natural does not own any intellectual property and does not require any government approvals to provide mining and reclamation services at the Fola Mine, other than standard business licenses, mining operator permits, and safety training for workers. Range Natural billed its sole customer using a “rates and hours” method for its own employees and a “cost plus margin” method for its subcontractors. Range Natural employees used Range Natural equipment and Range Natural subcontractors used their own equipment in performing the mining and reclamation services. In December 2023, all of the Range Natural employees were terminated and the mining equipment subsequently sold since Range Natural was no longer directly providing mining and reclamation services at the Fola Mine. Beginning in January 2024, Range Natural had no employees, equipment or operations, other than contracts with third-party subcontractors.

In January 2024, the Company separated Range Natural’s results from the “Range Reclaim” reporting segment and included Range Natural’s results in a separate “Range Minerals” reporting segment. The Company believes reporting the results of Range Minerals separately from Range Reclaim will provide better insight and transparency into the overall operational performance of both operating business segments.

From January 2024 to May 2024, Range Natural engaged two subcontractors to perform mining and reclamation services for its one customer at the Fola Mine. Range Natural was responsible for paying both subcontractors on a bi-monthly basis and then charge its customer using a “cost plus margin” method.

On May 2024, Range Natural engaged a primary contractor to fund the bi-monthly payments due to the same two subcontractors performing mining and reclamation services for its one customer at the Fola Mine. As of June 30, 2024, the primary contractor failed to perform and therefore the contract was terminated.

On June 30, 2024, as part of the contract termination, Range Natural agreed to assume the liability due to the subcontractors in exchange for the ownership of the coal that had been mined by the subcontractor, and all contractual relationships with third-party contractors and subcontractors were terminated. In August 2024, Range Natural sold all of the coal that it had acquired as part of the contract termination and subsequently paid in full all amounts due to the subcontractors. Range Natural currently has no, and has no future plans to have any, employees, equipment, contractual relationships, or operations, and therefore intends to discontinue the Range Minerals operating business segment beginning in 2025.

Range Water

Terra Preta, LLC, an Ohio limited liability company (“Terra Preta”), is a biochar product development and environmental solutions business started by the Company in December 2022. Terra Preta is developing a novel and innovative combination of biochar, proprietary materials and structural designs intended to create several first-of-its-kind agricultural and water filtration products and solutions. Terra Preta’s research and development efforts have been put on hold until the Company has raised additional capital to fund the advancement of its biochar-based agricultural and water filtration products.

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Biochar is a solid, lightweight carbon-rich material produced by the thermal decomposition of organic material (such as cellulosic feedstock, including wood and plants) using a chemical-conversion process known as pyrolysis. Carbonization pyrolysis is a chemical degradation process that heats organic materials to produce carbon-rich biochar, liquid bio-oils, and syngas products. Since organic material is thermally decomposed without oxygen during the pyrolysis process, combustion does not occur, so the process allows for the permanent capture of carbon in the biochar end-product and eliminates the release of climate-damaging carbon dioxide into the atmosphere. The specific yield of biochar during the carbonization pyrolysis process depends on several variables such as temperature, heating time and heating rate. Lower temperatures, longer heating times and lower heating rates typically yield more biochar and less bio-oil and syngas.

Terra Preta has been launched to build a full-cycle, carbon-negative business that reduces greenhouse gases from the atmosphere, passively filters contaminated water without the use of harsh chemicals, and provides a fortified, nutrient-rich soil amendment to improve the growth of agricultural products..Terra Preta would seek to lease or acquire former mine lands for the planting, growth and harvesting of crops to serve as the primary feedstock for our biochar production operations. The newly planted crops would then act as a “carbon sink”, drawing substantial amounts of carbon dioxide from the atmosphere into the plants through the photosynthesis process. When the plants are harvested, biochar is produced through the carbonization pyrolysis process and the captured carbon dioxide is permanently preserved as carbon in the biochar product for use in water treatment and agricultural end uses.

Pursuant to rules adopted under the Clean Water Act of 1972 (“Clean Water Act”), the U.S. Environmental Protection Agency (“EPA”) has implemented various pollution control programs such as wastewater standards for industry and recommendations for pollutants in surface waters. The Clean Water Act prohibits any party from discharging pollutants into a water of the United States unless they have a permit issued under the National Pollutant Discharge Elimination System (“NPDES”), which contains limits on what a party can discharge and establishes monitoring and reporting requirements. On mining sites, coal operators are required to sample and test their water discharges on a regular basis to ensure compliance with the Clean Water Act and applicable NPDES permits. Currently, most mining operators treat non-compliant water with temporary holding ponds and expensive chemicals such as pH adjusters, coagulants and flocculants that require constant reapplication to ensure compliance. Terra Preta will focus on developing a proprietary, biochar-based passive treatment system that treats non-compliant mine site discharges to ensure compliance with the Clean Water Act and NPDES permits without the need for holding ponds or expensive chemicals.

Sustainable agriculture plays a critical role in the stability, growth, and diversification of our future food supply chain and the growth of plants intended to serve as a carbon sink to reduce greenhouse gases. High-quality soil, a key condition for sustainable agriculture, requires organic matter, microorganisms, nutrients, and optimal compaction. Subsoils with a sufficient number of air-filled pores have little restriction to drainage and aeration, and typically are able to decompose and cycle organic matter and nutrients more efficiently. Alternatively, soil with poor aeration leads to the build-up of carbon dioxide, reduces the ability of plants to absorb water and nutrients, and leads to increased plant stress and root disease. To help address the ill effects of soil compaction, Terra Preta plans to develop a proprietary, fortified biochar soil amendment that provides unique soil structuring characteristics that will allow plants to grow strong roots that optimize the absorption of water and nutrients, thereby reducing root stress and disease.

In December 2022, Terra Preta filed trademarks for biochar goods and services related to agricultural and water treatment applications. In March 2023, Terra Preta filed provisional patents related to novel and innovative agricultural and water treatment solutions and designs. Additionally, in March 2023, Terra Preta purchased two pyrolysis ovens with the capacity to produce one ton of biochar per day to advance our research and development activities. In July 2024, the biochar ovens owned by Terra Preta were scrapped by the Company since they were no longer being used for small batch biochar production. There were no insurance proceeds received for these losses. We are currently evaluating the purchase of a large continuous-process pyrolysis oven to increase the scale of our biochar production to commercial levels once adequate funding is secured to advance this initiative.

Range Security

Range Security Resources, LLC, an Ohio limited liability company (“Range Security”), is an environmental security services business started by the Company in November 2022. Range Security is focused on providing eco-friendly, technology-driven security services to active and former mine sites, with a particular focus on locations transitioning from coal mining to next generation industries and uses. Range Security is intended to serve as a complementary business to the Range Reclaim and Range Minerals entities.

Mine sites in the Appalachian region frequently comprise thousands of acres of natural habitat with valuable infrastructure and operating assets disbursed across large tracts of land. However, many of these mine sites lack adequate broadband access or cellular service, and therefore traditional technology-based security solutions are not available. Also, due to the large land areas and often challenging access roads and mountainous terrain, consistent visual confirmation of the safety and security of high value assets is problematic, and unnecessary amounts of carbon dioxide are emitted from heavy-duty trucks used to perform frequent visual security checks. Furthermore, due to the remoteness and lack of technological options, most security services in the market fail to provide an independent verification of the security status of a mine site and confirmation of visual security checks, resulting in a customer’s uncertainty regarding the actual security services being provided.

Valuable assets commonly found on mine sites requiring high-levels of security services include office buildings, coal operation facilities such as preparation plants and loadout facilities, power stations and electrical lines, vehicles and heavy equipment, supplies and chemicals, and spare parts and components. These high-value assets are frequently the target of theft since all or parts of these assets can be easily removed from the mine site and sold for cash. Unfortunately, the actual damage to the operation resulting from this type of destructive theft is frequently many times the market value of the stolen item, primarily due to the losses resulting from the down-time of operations, the cost of repairs and replacement components, and the long-term damage to critical infrastructure that could be repurposed and used to attract next generation industries once mining is complete.

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In March 2023, Range Security was engaged by its first customer for environmental security services covering a 13,000-acre coal mine site in West Virginia. Range Security currently employs eight security professionals, and is focusing its recruitment efforts on military veterans, police officers, and other professionals with security experience. Range Security has purchased two fuel-efficient utility task vehicles for ground surveillance and a thermal-imaging drone for aerial surveillance, all of which use significantly less fuel and electricity to operate than traditional security vehicles and provide a much broader coverage range with a substantially lower carbon footprint. Range Security is also in the process of establishing satellite-based wireless service to support video surveillance and enable a mobile technology solution used by our security professionals to provide real-time evidence of visual security checks. Range Security plans to expand its security service business onto additional mine sites, with a particular focus on locations with valuable infrastructure being repurposed into non-coal multi-use complexes with attractive job growth prospects and next generation industry opportunities.

Range Land

Range Land, LLC, an Ohio limited liability company (“Range Land”), is a land acquisition company started by the Company in August 2023. Range Land is focused on acquiring former mine lands with the goal of reclaiming and repurposing the sites for non-fossil fuel uses, including commercial, industrial, residential and recreational developments. Range Land is specifically focused on acquiring land to be used for renewable energy facilities, innovative agricultural installations, and projects focused on improving the quality and condition of our air, land and waterways.

According to industry estimates, Appalachia contains approximately one million acres of abandoned, idled and non-performing mine sites that are burdened with significant land reclamation and water restoration obligations. Many of these troubled mine sites are subject to mining permits and associated reclamation bonds, which as a result, prevents the land from being repurposed for non-mining uses until the land has been reclaimed and the permits and bonds have been released by the applicable state’s environmental protection department. Water quality is a particularly challenging issue since a permit can only be released if the site has at least 12-months of compliant water samples without active chemical treatment, which heightens the need for water restoration solutions to help transition former mine land to economically viable non-mining uses.

The Company, through its several operating businesses, has assembled the internal resources and capabilities to reclaim land, restore waterways, install innovative water treatment solutions, and secure the mine site to protect the significant historical investment in infrastructure. In addition to these in-house capabilities, the Company and its operating businesses also possess deep knowledge and expertise about the permit and bond release process, which is a critical step necessary to unlock the underlying value of former mine land for non-fossil fuel uses. Range Land is actively evaluating several mine sites in Appalachia to acquire, reclaim and repurpose in order to improve the land and create non-fossil fuel economic development opportunities for disadvantaged local coal communities.

Range Land is actively reviewing several mine sites throughout Appalachia to acquire, reclaim and repurpose in order to improve the land and create non-fossil fuel economic development opportunities for disadvantaged local coal communities.

In September 2023, Range Land, through its wholly-owned subsidiary CLV Azurite Land, LLC, an Ohio limited liability company (“CLV Azurite”), acquired over 1,900 acres of surface interest at an idled mine complex in West Virginia. CLV Azurite is in active discussions with the holder of the permits and bonds associated with the acquired land to ensure that the acquired surface acreage can be repurposed for alternative non-fossil fuel uses. Concurrently, CLV Azurite is in active discussions with two experienced and well-capitalized solar developers to convert the former mine land into a large solar energy facility on a majority of the acquired surface acreage, as well as additional acreage for commercial, industrial, recreational and residential development. Under the solar arrangements, CLV Azurite would be the landlord and the solar developer-operator would be the tenant required to pay CLV Azurite a negotiated lease payment on a per acre basis.

Competition

Our Company is focused on a large and growing marketplace for impact investing initiatives, and therefore, is anticipated to face competition from a variety of operating businesses and investment funds who are developing similar business plans and operating strategies to satisfy the increasing demands of these types of investments in the marketplace. In many cases, these competitors are larger and better capitalized operating businesses and investment funds.

Our Company competes on the basis of a number of factors, including our geographic focus on Appalachia, access to mission-driven energy-transition capital, access to impact investing opportunities, strategic relationships with reclamation bond insurance companies, recruitment and retention of key personnel, market share with key customers, and supply relationships with critical vendors. Our ability to continue to compete effectively in our businesses will depend upon our ability to attract new employees and retain and motivate our existing employees.

Information Systems

In 2023, the Company engaged Foundation Software, LLC (“Foundation Software”) as its new accounting software provider and converted all of the Company’s accounting system operations from QuickBooks to Foundation Software during the second quarter of 2023. Foundation Software is specifically designed for service companies, particularly those in the construction, contracting and reclamation industries. Foundation Software offers the Company several enhanced features critical to the successful execution of its shareholder value creation plan, including (i) general ledger accounting, including accounts payable, accounts receivable, inventory and customer billing, (ii) equipment tracking on job sites, maintenance, utilization and depreciation, (iii) employee tracking on job sites, time and materials, utilization, and billing, (iv) job costing and profitability reporting segmented by customers, job types and location, and (v) numerous real-time management dashboard and key performance indicator reports that will allow management to closely monitor financial and operational performance and quickly react to business opportunities and issues. Furthermore, Foundation Software will allow the Company to quickly scale operations and efficiently and cost-effectively support the anticipated growth of each business, thereby preventing our accounting and management systems from becoming a limiting factor to our growth initiatives.

See the section entitled “Risk Factors” in this prospectus for a discussion of some of the risks related to the execution of our business strategy.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K/A for the year ended December 31, 2023 as filed with the SEC on August 8, 2024. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Incorporation of Certain Information By Reference.”

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, under “Risk Factors” in our most recent Annual Report on Form 10-K/A filed with the SEC on August 8, 2024, as amended, or in any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the Common Stock being offered in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

The risks described in the documents incorporated by reference in this prospectus are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect us. You should consult your own financial and legal advisors as to the risks entailed by an investment in our Shares and the suitability of investing in our shares in light of your particular circumstances. If any of the risks contained in or incorporated by reference in this prospectus develop into actual events, our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, or results of operations could be materially and adversely affected, the trading price of our Common Stock could decline, and you may lose all or part of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We will need to raise substantial additional capital to operate our business. If we cannot obtain the capital we need to continue our operations, our business could fail.

We will need to raise additional funds in order to continue operating our business beyond the near term. Since inception, we have primarily funded our operations through equity and debt financings and, more recently, with operating profits. If we do issue equity or convertible debt securities to raise additional funds or to fund, in whole or in part, acquisitions in furtherance of our business strategy, our existing stockholders may experience substantial dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it would increase our leverage relative to our earnings, if any, or to our equity capitalization, requiring us to pay additional interest expense. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. We also may raise funds by selling some or all of our assets. Regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment banking fees, legal fees, accounting fees, and other related costs.

The Company may not be able to continue as a going concern.

During the nine months ended September 30, 2024, the Company incurred a net loss of $7,359,859, and $1,859,370 of cash was used by the Company’s operating activities. The Company estimates that it may not have sufficient funds to operate its business for 12 months given its cash balance, as of November 1, 2024, of approximately $334,800 and revenues being generated by the Range Reclamation Entities. The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

Our limited operating experience could make our operations inefficient or ineffective.

We have only a limited operating history upon which to base an evaluation of our current business and future prospects and how we will respond to competitive, financial or technological challenges. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our businesses, and limited experience responding to such trends. We may make errors in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately to do so could cause our business, results of operations and financial condition to suffer or fail.

We may not be able to manage our expansion of operations effectively.

Assuming we are able to attract additional capital, we intend to expand our operations. To manage this growth, we may need to expand our facilities, augment our operational, financial and management systems and hire and train qualified personnel. Our management will also be required to develop new relationships with customers, suppliers and other third parties. Our current and planned operations, personnel, systems, and internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

If we are unable to hire and retain qualified personnel, we may not be able to implement our business plan.

As of December 4, 2024, we had 24 full-time employees. Attracting and retaining personnel will be critical to our success. We may not be able to attract and retain the qualified personnel necessary for the development of our business. In addition, we may have difficulty recruiting necessary personnel as a result of our limited operating history. The loss of key personnel or the failure to recruit necessary additional personnel could impede the achievement of our business objectives.

In addition, we expect to rely on independent organizations, advisors and consultants to provide certain services. The services of these independent organizations, advisors and consultants may not be available to us on a timely basis when needed or on acceptable terms, and if they are not available, we may not be able to find qualified replacements. If we are unable to retain the services of qualified personnel, independent organizations, advisors and consultants, we may not be able to implement our business plan.

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Our CEO and certain other Company employees devote substantial portions of their time to businesses other than the Company’s business.

Certain of our officers, directors and employees devote substantial portions of their time to businesses of other companies. Our CEO, Michael Cavanaugh, currently serves as Chief Investment Officer of Tower 1 Partnership, LLC, an investment firm focused on private and public investments in a variety of industries, and as the manager of several non-affiliated investment partnerships, pursuant to which he devotes a significant portion of his time. The commitments of our officers, directors and employees to these other businesses may cause them to devote less time to the Company than would otherwise be the case.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We may have difficulty accomplishing our growth strategy within and outside of our current service areas.

Our ability to expand our business, both within our current service areas and into new areas, involves significant risks, including, but not limited to:

●	changes in regulatory landscape reducing the demand for, and incentives relating to, our land reclamation, water treatment and related environmental services;

●	receiving or maintaining necessary regulatory permits, licenses or approvals;

●	downturns in economic or population growth and development in our service areas, particularly in the coal mining industry and in those agricultural and commercial businesses and real estate developments which benefit from our land reclamation and water treatment services;

●	risks related to planning and commencing new operations, including inaccurate assessment of the demand for our land reclamation, water treatment and related environmental services and products and inability to begin operations as scheduled; and

●	our potential inability to identify suitable acquisition opportunities or to form relationships with coal mining operators or other landowners necessary to form strategic partnerships.

Operating costs, construction costs and costs of providing services may rise faster than revenue.

Our ability to increase the rates at which we provide our land reclamation, water treatment and related environmental services may be limited by a variety of factors. However, our costs are subject to market conditions and other factors, and may increase significantly. The second largest component of our equipment operating costs is made up of salaries and wages. These costs are affected by the local supply and demand for qualified labor. Other large components of our costs are general insurance, workers compensation insurance, employee benefits and health insurance costs. These costs may increase disproportionately to our service rate increases and may have a material adverse effect on our financial condition and results of operations.

Our suppliers may fail to deliver materials and parts according to schedules, prices, quality and volumes that are acceptable to us, or we may be unable to manage these materials and parts effectively.

The equipment we use in our land reclamation and water treatment and reclamation business contains materials and parts purchased globally from many suppliers which exposes us to potential component shortages or delays. Unexpected changes in business conditions, materials pricing, labor issues, wars such as the current conflicts in Gaza and Ukraine, trade policies, natural disasters, health epidemics such as the global COVID-19 pandemic, trade and shipping disruptions, port congestions and other factors beyond our or our suppliers’ control could also affect these suppliers’ ability to deliver components to us or to remain solvent and operational. Additionally, if our suppliers do not accurately forecast and effectively allocate production or if they are not willing to allocate sufficient production to us, it may reduce our access to components and require us to search for new suppliers. The unavailability of any component or supplier could result in delays in providing our services and products. Our suppliers may not be willing or able to sustainably meet our timelines or our cost, quality and volume needs, or to do so may cost us more, which may require us to replace them with other sources. While we believe that we will be able to secure additional or alternate sources for most of our necessary components or products, there is no assurance that we will be able to do so quickly or at all or at prices that are financially feasible.

Our financial results depend on successful project execution and may be adversely affected by cost overruns, failure to meet customer schedules or other execution issues.

A portion of our revenue is derived from projects that are technically complex and that may last over many months. These projects are subject to a number of significant risks, including project delays, cost overruns, changes in scope, unanticipated site conditions, design and engineering issues, incorrect cost assumptions, increases in the cost of materials and labor, safety hazards, third party performance issues, weather issues and changes in laws or permitting requirements. If we are unable to manage these risks, we may incur higher costs, liquidated damages and other liabilities to our customers, which may decrease our profitability and harm our reputation. Our continued growth will depend in part on executing a higher volume of large projects, which will require us to expand and retain our project management and execution personnel and resources.

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We face competition in our industry, and we may be unable to attract customers and maintain a viable business.

There can be no assurance that we will be able to successfully compete with our competitors. Our competitors may be able to offer similar services which prove to be more popular with potential customers than our services. Our ability to grow and achieve profitability will depend on our ability to satisfy our customers and withstand increasing competition by providing superior environmental services at reasonable cost. There can be no assurance that we will be able to achieve or maintain a successful competitive position.

If we become subject to environmental-related claims, we could incur significant cost and time to comply.

Our land reclamation and water treatment business activities create a risk of significant environmental liabilities and reputational damage. Under applicable environmental laws and regulations, we could be strictly, jointly and severally liable for releases of regulated substances by us at the properties of others, including if such releases result in contamination of air or water or cause harm to individuals. Our business activities also create a risk of contamination or injury to our employees, customers or third parties, from the use, treatment, storage, transfer, handling and/or disposal of these materials.

In the event that our business activities result in environmental liabilities, such as those described above, we could incur significant costs or reputational damage in connection with the investigation and remediation of environmental contamination, and we could be liable for any resulting damages including natural resource damages. Such liabilities could exceed our available cash or any applicable insurance coverage we may have. Additionally, we are subject to, on an ongoing basis, federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations may become significant and could have a material adverse effect on our business, financial condition, results of operations or prospects.

Further, we may incur costs to defend our position even if we are not liable for consequences arising out of environmental damage. Our insurance policies may not be sufficient to cover the costs of defending such claims.

Failure to effectively treat emerging contaminants could result in material liabilities.

A number of emerging contaminants might be found in water that we treat that may cause a number of illnesses. In applications where treated water enters the human body, illness and death may result if contaminants or pathogens are not eliminated during the treatment process. The potential impact of a contamination of water treated using our products, services or solutions is difficult to predict and could lead to an increased risk of exposure to product liability claims, increased scrutiny by federal and state regulatory agencies and negative publicity. Further, an outbreak of disease in any one of the markets we serve could result in a widespread loss of customers across such markets.

We may incur liabilities to customers as a result of failure to meet performance guarantees, which could reduce our profitability.

Our customers may seek performance guarantees as to our equipment and services. Failure to meet specifications of our customers or our failure to meet our performance guarantees may increase our costs by requiring us to provide additional resources and services, monetary reimbursement to a customer or could otherwise result in liability to our customers. To the extent that we incur substantial performance guarantee claims, our reputation, earnings and ability to obtain future business could be materially adversely affected.

Developments in, and compliance with, current and future environmental and climate change laws and regulations could impact our land reclamation and water treatment business, financial condition or results of operations.

Our business, operations, and product and service offerings are subject to and affected by many federal, state, local and foreign environmental laws and regulations, including those enacted in response to climate change concerns. Compliance with existing laws and regulations currently requires, and compliance with future laws is expected to continue to require, increasing operating and capital expenditures in order to conform to changing environmental standards and regulations, which could impact our business, financial condition and results of operations. Furthermore, environmental laws and regulations may authorize substantial fines and criminal sanctions to address violations, and may require the installation of costly pollution control equipment or operational changes to limit emissions or discharges. We also incur, and expect to continue to incur, costs to comply with current environmental laws and regulations. At the same time, the demand for our land reclamation and water treatment services also is driven by federal and state laws, regulations and programs which create incentives for our services. Developments such as the adoption of new environmental laws and regulations, stricter enforcement of existing laws and regulations, violations by us of such laws and regulations, discovery of previously unknown or more extensive contamination, litigation involving environmental impacts, our inability to recover costs associated with any such developments, or the financial insolvency of other responsible parties could in the future have a material adverse effect on our financial condition and results of operations.

Our insurance may not provide adequate coverage.

Although we maintain general and product liability, property and commercial insurance coverage in amounts which we consider prudent, there can be no assurance that such insurance will prove adequate in the event of actual casualty losses or broader calamities such as earthquakes, financial crises, economic depressions or other catastrophic events, which are either uninsurable or not economically insurable. Any such losses could have a material adverse effect on the performance of our systems.

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Our land reclamation and water treatment business is subject to various statutory and regulatory requirements, which may increase in the future.

Our land reclamation and water treatment business is subject to various statutory and regulatory requirements. Our ability to continue to hold licenses and permits required for our land reclamation and water treatment business is subject to maintaining satisfactory compliance with such requirements. We may incur significant costs to maintain compliance. Our ability to obtain modifications to our permits may be met with resistance, substantial statutory or regulatory requirements or may be too costly to achieve. These requirements may cause us to postpone or cancel our plans. Future statutory and regulatory requirements, including any legislation focused on combating climate change, may require significant cost to comply or may require changes to our products or services.

The environmental regulations to which we are subject may increase our costs and potential liabilities and limit our ability to operate.

Our land reclamation and water treatment business is subject to various federal, state, and local environmental requirements, including those relating to emissions to air, discharged wastewater, storage, treatment, transport and disposal of regulated materials and cleanup of coal mining and groundwater contamination. Efforts to conduct our operations in compliance with all applicable laws and regulations, including environmental rules and regulations, require programs to promote compliance, such as training employees and customers, purchasing health and safety equipment and in some cases hiring outside consultants and lawyers. Even with these programs, we face the risk of being subject to government enforcement proceedings, which can result in fines or other sanctions and require expenditures for remedial work on contaminated sites. The landscape of environmental regulation to which we are subject can change. Changes to environmental regulation often present new business opportunities for us; however, such changes may also result in increased operating and compliance costs. While we seek to monitor the landscape of environmental regulation, our ability to navigate is limited by our small size and resources, and any changes to such regulations may result in a material effect on our operations, cash flows or financial condition.

Regulators also have the power to suspend or revoke permits or licenses needed for operation of our equipment and vehicles based on, among other factors, our compliance record, and customers may decide not to do business with us because of concerns about our compliance record. Suspension or revocation of permits or licenses would impact our land reclamation and water treatment business and could have a material impact on our financial results. Although we have never had any of our operating permits revoked, suspended or non-renewed involuntarily, it is possible that such an event could occur in the future.

Certain environmental laws and regulations impose liability and responsibility on present and former owners, operators or users of facilities and sites for contamination at such facilities and sites without regard to causation or knowledge of contamination. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closures of facilities might trigger compliance requirements that are not applicable to operating facilities.

Within the coal mining remediation market, demand for our services will be limited to a specific customer base and highly correlated to the coal mining industry. The coal mining industry’s demand for our services and products is affected by a number of factors including the volatile nature of the coal mining industry’s business, increased use of alternative types of energy and technological developments in the coal mining extraction process. A significant reduction in the target market’s demand for coal mining would reduce the demand for our services and products, which would have a material adverse effect upon our business, financial condition, results of operations and cash flows.

We require a variety of permits to operate our business. If we are not successful in obtaining and/or maintaining those permits it will adversely impact our operations.

Our land reclamation and water treatment business requires permits to operate. Our inability to obtain permits in a timely manner could result in substantial delays to our business. The issuance of permits is dependent on the applicable government agencies and is beyond our control and that of our customers. There can be no assurance that we and/or our customers will receive the permits necessary to operate, which could substantially and adversely affect our operations and financial condition.

Based on the nature of our business, we currently depend and are likely to continue to depend on a limited number of customers for a significant portion of our revenues.

We currently have one customer in West Virginia that accounts for all of our land reclamation and water treatment business. The failure to obtain additional customers or the loss of all or a portion of the revenues attributable to any current or future customer as a result of competition, creditworthiness, inability to negotiate extensions or replacement of contracts or otherwise could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If our customers do not enter into, extend or honor their contracts with us, our profitability could be adversely affected. Our ability to receive payment for production depends on the continued solvency and creditworthiness of our customers and prospective customers. If any of our customers’ creditworthiness suffers, we may bear an increased risk with respect to payment defaults. If customers refuse to make payments for which they have a contractual obligation, our revenues could be adversely affected.

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If we are unable to identify and acquire businesses or assets in furtherance of our impact investing strategy, we may be unable to generate significant revenue.

We intend to acquire additional businesses and assets that will generate revenue related to our impact investing strategy and there can no assurance that we will be able to do so, or to do so on terms that are acceptable to us, or in a manner that will provide us with the revenue we expect.

Our consideration of sustainability and environmental criteria as the pre-eminent part of our business and investment strategy will limit the types and number of business opportunities available to the Company and may result in the Company engaging in industry sectors that underperform the market as a whole, or forgoing opportunities to invest available capital in businesses that might otherwise be advantageous to acquire or develop. If we are not successful in acquiring or developing desirable businesses or assets which fit within our business strategy or if those businesses do not generate sufficient revenue, our business, financial condition and results of operations could be materially adversely affected.

Our impact investing strategy is new, untested and may not be successful.

Our impact investing strategy is qualitative and subjective by nature, and there is no guarantee that the factors we utilize in making capital and other resource allocation decisions or any judgment exercised by our management or board will reflect the opinions of any particular shareholder, and the investment criteria utilized by the Company may differ from the investment criteria that any particular shareholder considers relevant in evaluating a company’s sustainability or impact investing practices. In making allocation and investment decisions, Company management will be dependent upon information and data obtained through voluntary or third-party reporting, if available, that may be incomplete, inaccurate or present conflicting information and data with respect to a particular opportunity, which in each case could cause the Company to incorrectly assess a potential target’s business practices with respect to its sustainability and impact investing practices. Socially and environmentally-responsible norms differ by region. In implementing its impact investing strategy, management will seek to exclude businesses deemed to be fundamentally misaligned with the Company’s sustainability principles. In addition, as a result of the Company’s engagement activities, the Company may make an investment in activities or companies that do not currently engage in sustainability or impact investing practices that meet criteria established by the Company in an effort to improve such target’s impact investing practices. Successful application of the Company’s impact investing strategy and management’s engagement efforts will depend on management’s skill in properly identifying and analyzing material sustainability issues, and there can be no assurance that the strategy or techniques employed will be successful.

We have limited experience operating an impact investing strategy and may be subject to increased business and economic risks that could affect our financial results.

We have limited experience operating a business with an impact investing strategy. If we are unable to manage our impact investing operations successfully, our financial results could be adversely affected.

We may be unable to obtain the financing we need to pursue our impact investing strategy and any future financing we receive may be less favorable to us than our current financing arrangements, either of which may adversely affect our ability to expand our operations.

Sustainability-focused businesses we may seek to acquire or develop will require substantial capital investment. Our access to capital on acceptable or favorable terms to us is necessary for the success of our impact investing strategy, particularly in enhancing our portfolio through M&A activities. Our attempts to obtain the necessary future financing may not be successful or result in financing available on favorable terms. Our ability to arrange for financing on a substantially non-recourse or limited recourse basis, and the costs of such financing, are dependent on numerous factors, including general economic conditions, conditions in the global capital and credit markets, investor confidence, the success of our business, the credit quality of the businesses being financed, and the continued existence of tax laws which are conducive to raising capital for these types of activities. If we are not able to obtain financing on a substantially non-recourse or limited recourse basis, we may have to finance our M&A activities using recourse capital such as direct equity investments or the incurrence of additional debt by us. Also, in the absence of favorable financing options, we may decide not to develop or acquire facilities or businesses from third parties. Any of these alternatives could have a material adverse effect on our growth prospects.

We may also need additional financing to implement our impact investing strategic plan. For example, our cash flow from operations and existing liquidity facilities may not be adequate to finance any acquisitions we may seek to pursue or new technologies we may seek to develop or acquire. Financing for acquisitions or technology development activities may not be available on terms we find acceptable.

Unfavorable legislative changes could affect our financial results.

The environmental assets we are considering purchasing are often subject to environmental regulations, and we expect such regulatory conditions to influence the assumptions we will make regarding the future revenues and expenses associated with such proposed acquisitions. If those regulatory conditions change, our revenues may decrease and our expenses may increase, adversely affecting our financial results.

The reduction or elimination of government incentives could adversely affect our business, financial condition, future results and cash flows.

Our impact investing strategy benefits from those public policies and government incentives that support renewable energy and enhance the economic feasibility of sustainability-based projects in regions where we operate. Such policies and incentives include tax credits, accelerated depreciation tax benefits, renewable portfolio standards, carbon trading mechanisms, rebates, and may include similar or other incentives to end users, distributors, or other participants in the energy or mining industry. Some of these measures have been implemented at the federal level, while others have been implemented by various states within the United States. The availability and continuation of these public policies and government incentives are likely to have a significant effect on the economics and viability of our environmental businesses. Changes to such public policies or any reduction in or elimination or expiration of such government incentives supporting or deregulating the exploration, production and use of fossil fuels may create regulatory uncertainty in the renewable energy industry, which could have a material adverse effect on our business, financial condition, future results, and cash flows.

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We may decide not to implement, or may not be successful in implementing, one or more elements of our multi-year strategic plan, and the plan as implemented may not achieve its goal of enhancing shareholder value through the long-term growth of our Company.

We are implementing a multi-year strategic plan to develop an impact investing business engaged in a number of complimentary impact investing businesses in the United States which will permit us to explore synergistic growth opportunities utilizing our core competencies.

There are uncertainties and risks associated with our strategic plan, including with respect to implementation and outcome. We may decide to change, or to not implement, one or more elements of the plan over time or we may not be successful in implementing one or more elements of the plan, in each case for a number of reasons. For example, we may face significant challenges and risks expanding into an impact investing business including:

●	our ability to compete with the large number of other companies pursuing similar business opportunities, many of which already have established businesses in the geographic regions we are targeting and/or have greater financial, strategic, technological or other resources than we have;
●	our ability to obtain financing on terms we consider acceptable, or at all, which we may need, for example, to develop new projects, to obtain desired technology, personnel, or intellectual property, to acquire one or more existing businesses as a platform for our expansion, or to fund internal research and development;
●	our ability to provide services or products that keep pace with rapidly changing technology, customer preferences, equipment costs, increasing raw materials and transportation costs, market conditions and other factors that currently are unknown to us that will impact these markets;
●	our ability to manage the risks and uncertainties associated with our operating the facilities and projects in this line of business, including the variability of revenues and profitability of such projects;
●	our ability to devote the management and other resources required to successfully implement this plan; and
●	our ability to recruit appropriate employees and address labor market challenges in those geographic regions in which we intend to operate.

Apart from the risks associated with implementing the plan, the plan itself will expose us to other risks and uncertainties once implemented. Expanding our customer base may expose us to customers with different credit profiles than our current customers. Expanding our geographic base will subject us to risks associated with doing business in new regions where we will have to learn the local business and political environment. In addition, expanding into new technologies will expose us to new risks and uncertainties that are unknown to us now in addition to the risks and uncertainties that may be similar to those we now face. The success of the plan, once implemented, will depend, among other things, on our ability to manage these risks effectively. There is no assurance that the plan will enhance shareholder value through long-term growth of the Company to the extent currently anticipated by our management or at all.

We may engage in transactions with businesses or entities affiliated with our executive officers, directors or major shareholders which may raise potential conflicts of interest.

In carrying our impact investing strategy, we may decide to enter into a transaction or acquire a business affiliated with our executive officers, directors or one or more of our major shareholders. We would pursue a transaction with an affiliated entity if we determined that such affiliated entity met our criteria and guidelines for a business combination or other transaction, and such transaction was approved by a majority of our independent and disinterested directors. We may not obtain an opinion from an independent investment banking firm or another independent entity regarding the fairness to the Company from a financial point of view of such a business combination or transaction. In the event of a transaction with an affiliated entity, potential conflicts of interest may exist and, as a result, the terms of the transaction may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

We may not be able to successfully conclude the transactions or integrate the companies which we may acquire in the future, which could materially and adversely affect our business, financial condition, future results and cash flow.

We intend to carry out our impact investing strategy primarily through acquisitions. Integrating acquisitions is often costly, and we may be unable to successfully integrate our acquired businesses with our existing operations without substantial costs, delays or other adverse operational or financial consequences. Integrating our acquired companies involves a number of risks that could materially and adversely affect our business, including:

●	failure of the acquired companies to achieve the results we expect;
●	inability to retain key personnel of the acquired companies;
●	risks associated with unanticipated events or liabilities; and
●	the difficulty of establishing and maintaining uniform standards, controls, procedures and policies, including accounting controls and procedures.

If any of our acquired companies suffers customer dissatisfaction or performance problems, this could adversely affect our reputation and could materially and adversely affect our business, financial condition, future results and cash flow.

Concentration of customers, specific projects and regions may expose us to heightened financial exposure.

The success of our impact investing strategy may be heavily dependent on one or a limited number of customers. The financial performance of those businesses depends on the ability of each customer to perform its respective obligations, possibly under a long-term agreement between the parties. Our financial results could be materially and adversely affected if any of our customers fail to fulfill its contractual obligations and we are unable to find other customers in the marketplace to purchase at the same level of profitability. We cannot be assured that such performance failures by our customers will not occur, or that if they do occur, such failures will not adversely affect the cash flows or profitability of our businesses. Moreover, there can be no assurance that we will be able to enter into replacement agreements on favorable terms or at all.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into business combinations that do not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses that fall within our impact investing strategy, it is possible that we may acquire or enter into transactions with a target business which will not meet all of these criteria. If shareholder approval of the transaction is required by applicable law or other requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of those business combinations if the target business does not meet our general criteria and guidelines.

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We may make future acquisitions or form partnerships and joint ventures that may involve numerous risks that could impact our financial condition, results of operations and cash flows.

Our impact investing strategy may include expanding our scope of products and services organically or through selective acquisitions, investments or creating partnerships and joint ventures. We may selectively acquire other businesses, product or service lines, assets or technologies that are complementary to our business. We may be unable to find or consummate future acquisitions at acceptable prices and terms, or we may be unable to integrate existing or future acquisitions effectively and efficiently and may need to divest those acquisitions. We expect to continually evaluate potential acquisition opportunities in the ordinary course of business. Acquisitions involve numerous risks, including among others:

●	our evaluation of the synergies and/or long-term benefits of an acquired business;
●	integration difficulties, including challenges and costs associated with implementing systems, processes and controls to comply with the requirements of a publicly-traded company;
●	diverting management’s attention;
●	litigation arising from acquisition activity;
●	potential increased debt leverage;
●	potential issuance of dilutive equity securities;
●	entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;
●	unanticipated costs and exposure to undisclosed or unforeseen liabilities or operating challenges;
●	potential goodwill or other intangible asset impairments;
●	potential loss of key employees and customers of the acquired businesses, product or service lines, assets or technologies;
●	our ability to properly establish and maintain effective internal controls over an acquired company; and
●	increasing demands on our operational and IT systems.

The success of acquisitions of businesses, new technologies and products, or arrangements with third parties is not always predictable and we may not be successful in realizing our objectives as anticipated. Furthermore, any future credit facility entered into in connection with such acquisitions may contain certain financial and operational covenants that limit, or that may have the effect of limiting, among other things, the payment of dividends, acquisitions, capital expenditures, the sale of assets and the incurrence of additional indebtedness.

We could be exposed to significant liability for violations of hazardous substances laws because of the use or presence of such substances at our facilities or properties.

Our impact investing business operations will be subject to numerous federal, regional, state and local statutory and regulatory standards relating to the generation, handling, transportation, use, storage, treatment and disposal of hazardous substances. If any hazardous substances are found to have been released into the environment at or by one of our facilities or on one of our properties in concentrations that exceed regulatory limits, we could become liable for the investigation and removal of those substances, regardless of their source and time of release. If we fail to comply with these laws, ordinances or regulations (or any change thereto), we could be subject to, among other things, civil or criminal liability, the imposition of liens or fines, the cessation of operations, or substantial expenditures necessary to bring our operations into compliance. Furthermore, under certain federal and states laws, we can be held liable for the cleanup of releases of hazardous substances at any of our current or former facilities or at any other locations where we arranged for disposal of those substances, even if we did not cause the release at that location or if the release complied with applicable law at the time it occurred. Liability under these laws can be joint and several. The cost of any remediation activities in connection with a spill or other release of such substances could be significant and could expose us to significant liability.

Our operations could be adversely impacted by climate change.

Our environmental services operations may be susceptible to losses and interruptions caused by extreme weather conditions such as droughts, hurricanes, floods, wildfires, and water or other natural resource shortages, occurrences of which may increase in frequency and severity as a result of climate change. Climate change may also produce general changes in weather or other environmental conditions, including temperature or precipitation levels. To the extent weather conditions continue to be impacted by climate change, our environmental services operations and facilities may be adversely impacted in a manner that we could not predict which may in turn adversely impact our results of operations. In addition, the potential physical effects of climate change, such as increased frequency and severity of storms, floods, and other climatic events, could disrupt our operations and cause us to incur significant costs to prepare for or respond to these effects.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to carry out our impact investing strategy.

If we are deemed to be an investment company under the Investment Company Act, our activities may be subject to, among other things, restrictions on the nature of our investments and the issuance of securities, each of which may make it difficult for us to carry out our planned impact investing strategy. In addition, we may be subject to additional requirements including: (i) registration as an investment company with the SEC; (ii) adoption of a specific form of corporate structure; and (iii) reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to. Compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to carry out our impact investing strategy.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will include identifying and completing business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our principal activities will subject us to registration under the Investment Company Act.

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Risks Related to our Common Stock

Our common stock is illiquid and the price of our common stock may be negatively impacted by any negative operational results and factors unrelated to our operations.

Our common stock is quoted on the OTCQB trading on the OTCQB is frequently highly volatile, with low trading volume. We have experienced significant fluctuations in the price and trading volume of our common stock, which may be caused by factors relating to our business and operational results and/or factors unrelated to the Company, including general market conditions. An active market for our common stock may never develop, in which case it could be difficult for stockholders to sell their common stock. The market price of our common stock could continue to fluctuate substantially.

Trading of our stock is restricted by the SEC’s “penny stock” regulations and certain FINRA rules, which may limit a stockholder’s ability to buy and sell our common stock.

Our securities are covered by certain “penny stock” rules, which impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale, among other things. These rules may affect the ability of broker-dealers and holders to sell our common stock and may negatively impact the level of trading activity for our common stock. To the extent our common stock remains subject to the penny stock regulations, such regulations may discourage investor interest in and adversely affect the market liquidity of our common stock.

The Financial Industry Regulatory Authority (FINRA) has adopted rules that require a broker-dealer, when recommending an investment to a customer, to have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit an investor’s ability to buy and sell our common stock and could have an adverse effect on the market for our shares.

If we issue and sell additional shares of our common stock in the future, our existing stockholders will be diluted and our stock price could fall.

Our articles of incorporation authorize the issuance of up to 1,000,000,000 shares of common stock, of which, as of December 1, 2024, 104,727,189 shares were outstanding and 18,855,879 shares were reserved for issuance under our stock incentive plan and other outstanding options or warrants. As a result, we have a large number of shares of common stock that are authorized for issuance that are not outstanding or otherwise reserved, and could be issued at the discretion of our Board of Directors. We expect to seek additional financing in the future in order to fund our operations, and if we issue additional shares of common stock or securities convertible into common stock, our existing stockholders will be diluted. Our Board of Directors may also choose to issue shares of our common stock or securities convertible into or exercisable for our common stock to acquire assets or companies, for compensation to employees, officers, directors, consultants and advisors, to fund capital expenditures and to enter into strategic partnerships. Additionally, shares of common stock could be issued for anti-takeover purposes or to delay or prevent changes in control or management of the Company. Our Board of Directors may determine to issue shares of our common stock on terms that our stockholders do not believe enhance stockholder value, or that may ultimately have an adverse effect on our business or the trading price of our common stock. Further, the issuance of any such shares may cause further dilution to the ownership interest of our current stockholders, reduce the book value per share of our common stock and may contribute to a reduction in the market price for our common stock.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and stockholders own a significant percentage of our outstanding capital stock. As of December 1, 2024, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 45.2% of our outstanding shares of common stock. Accordingly, our directors, executive officers and certain stockholders have significant influence over our affairs due to their substantial stock ownership coupled with their positions on our management team. For example, these stockholders may be able to control or influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

We are subject to the reporting requirements of federal securities laws, compliance with which involves significant time, expense and expertise.

We are a public reporting company and are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including the obligations imposed by the Sarbanes-Oxley Act of 2002. The ongoing costs associated with preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC in the ordinary course, as well as preparing and filing audited financial statements, are significant and may cause unexpected increases in operational expenses. Our present management team is relatively small and may be unable to manage the ongoing costs and compliance effectively. It may be time consuming, difficult and costly for us to hire additional financial reporting, accounting and other finance staff in order to build and retain a management team with adequate expertise and experience in operating a public company.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The continued operation and expansion of our business will require substantial funding. We have paid no cash dividends on any of our capital stock to date and we currently intend to retain our available cash to fund the development and growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock, which may never occur.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name, age, and position of our executive officers and directors as of December 1, 2024. Executive officers are elected annually by our Board of Directors. Each executive officer holds his or her office until he or she resigns, is removed by the Board, or his or her successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds office until his or her successor is elected and qualified or his or her earlier resignation or removal.

Name	Position	Age	Director/Executive Officer Since
Edward Feighan (2)(3)	Chairman of the Board of Directors	77	November 2018
Richard Celeste (1)(2)(3)	Director	87	January 2019
Michael Cavanaugh	Director, Chief Executive Officer and Secretary	50	November 2018 / May 2019
Patricia Missal	Chief Financial Officer	55	April 2024

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nomination and Corporate Governance Committee

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers:

Edward Feighan, Chairman, is currently the Chairman and CEO of Covius LLC, a privately-held firm providing a range of services to the mortgage securitization industry. Mr. Feighan is a Director of Continental Heritage Insurance Company, a specialty insurance company that provides surety bonds and other insurance solutions, and its parent corporation, Continental Heritage Holding Company. Previously, Mr. Feighan served as Chairman and CEO of ProCentury Insurance Corporation (NASDAQ: PROS) from its IPO in 2004 until the sale of the company to another public insurance group in 2008. In 1996, Mr. Feighan was the founding CEO of Century Business Services (NYSE: CBZ). Mr. Feighan held elective office in Cleveland, Ohio for twenty consecutive years from 1973 to 1993. After being elected to three terms in the Ohio House of Representatives from 1973 to 1979, Mr. Feighan served a four-year term as a Cuyahoga County Commissioner in the State of Ohio. Subsequently, Mr. Feighan served five terms as a Member of the United States House of Representatives from 1983 to 1993. During those ten years, Mr. Feighan served on the U.S. House Judiciary Committee and Foreign Affairs Committee. Mr. Feighan earned his law degree from Cleveland State University in 1978. The Board believes Mr. Feighan’s extensive operational and executive experience with growth companies pursuing business combination transactions, as well as his fundraising and regulatory insight and public service experience, provides the Company a critical voice and perspective as the Company continues to develop its business and grow its operations.

Richard Celeste, Director, is a consultant and Founding Chair and Member of the Board of the US Olympic Museum (Colorado Springs, CO), Chair of the Board of Global Communities (Silver Spring, MD), Chair of Organic India Pvt Ltd. (India), and Chair of Organic India USA (Boulder, CO). In addition, Mr. Celeste serves on the Boards of Battelle for Kids (Columbus, OH), The Gates Family Foundation (Denver, CO), and Fabindia Ltd. (India). Mr. Celeste served as the Director of the Peace Corps from 1979-1981, as Governor of Ohio from 1983 to 1991, and as the United States Ambassador to India from 1997 to 2001. Mr. Celeste also served as the President of Colorado College from 2002-2011. The Board believes Mr. Celeste’s fundraising and regulatory insight and public service experience provides the Company a critical voice and perspective as the Company continues to develop its business and grow its operations.

Michael Cavanaugh, Chief Executive Officer, Secretary and Director, is currently the Chief Investment Officer of Tower 1 Partnership, LLC, an investment firm focused on private and public investments in a variety of industries and manager of several affiliated investment partnerships. In 2018, Mr. Cavanaugh was Managing Director and Chief Financial Officer of Kaulig Companies, a single-member family office with interests in private equity, real estate and wealth management. From 2016 to 2018, Mr. Cavanaugh was Managing Director of Conway MacKenzie, a national turnaround consulting firm, where he established and managed the firm’s Cleveland, Ohio office and provided interim management and restructuring services to distressed and underperforming businesses. From 2006 to 2009 and 2011 to 2015, Mr. Cavanaugh was an executive with Resilience Capital Partners, a private equity firm focused on special situation control equity investments, where he served in several capacities, including as a Partner and member of the firm’s Investment Committee and as an officer and director of numerous portfolio companies. Mr. Cavanaugh received a B.A. from Columbia University in 1996, an M.B.A. from the University of Michigan Business School in 2003, and a J.D. from the University of Michigan Law School in 2003. The Board believes Mr. Cavanaugh’s extensive executive management experience and financial, legal and capital raising expertise will be valuable to the Company as it continues to develop its business and grow its operations.

Patricia Missal, Chief Financial Officer has served as Controller of the Company since January 2023. Ms. Missal previously served as the Chief Financial Officer of Lux Global Label Company from August 2019 to February 2020, and then again from June 2021 to December 2022. She also served as Chief Financial Officer of Thirty-One Gifts, LLC from December 2019 to June 2021, and as Chief Financial Officer of Aero Communications, Inc. from September 2011 to June 2019. Ms. Missal, a CPA, received her BSBA in Accounting from Ashland University and her MBA from Cleveland State University.

Term of Office

In accordance with our Bylaws, our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

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Director Independence

Pursuant to its charter, the Nomination and Corporate Governance Committee reviews the independence of each director annually and makes recommendations to the Board based on its findings. During these reviews, the Nomination and Corporate Governance Committee is to consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and our management in order to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent under the independence standards established by the Board from time to time and under the applicable rules of any applicable stock exchange, except to the extent permitted by such rules. While the Nomination and Corporate Governance Committee did not conduct its annual review of director independence in 2023, the Board has determined that all of our directors are independent other than Mr. Cavanaugh, our Chief Executive Officer. Accordingly, our Board of Directors is comprised of a majority of independent directors.

Board and Committee Meetings

The Board of Directors held four meetings during the year ended December 31, 2023, and five meetings in the ten months that ended October 31, 2024. The directors also, on occasion, communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of all of the directors, in accordance with our Certificate of Incorporation, Bylaws and Nevada law. Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. Members of such committees met formally and informally from time to time throughout the year ended December 31, 2023 on committee matters, with the Audit Committee holding four meetings, the Compensation Committee holding one meeting, and the Nomination and Corporate Governance Committee holding no meetings. Each director attended, in person or by telephone, 100% of the meetings of the Board and any committee of which he was a member.

Attendance at Annual Meeting

Although the Company does not have a policy with respect to attendance by members of the Board of Directors at its annual meeting of stockholders, all directors are encouraged to attend.

Committees

General. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nomination and Corporate Governance Committee.

Audit Committee. Mr. Celeste is currently the sole member of our Audit Committee. Our Board has determined that Mr. Celeste is independent within the meaning of applicable SEC rules and qualifies as an audit committee financial expert, as such term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit Committee has oversight responsibilities for, among other things: the preparation of our financial statements; oversight of our financial reporting and disclosure processes; the administration, maintenance and review of our system of internal controls regarding accounting compliance; the appointment of our independent registered public accounting firm and review of its qualifications and independence; the review of reports, written statements and letters from our independent registered public accounting firm; and our compliance with legal and regulatory requirements in connection with the foregoing.

Compensation Committee. The Compensation Committee currently consists of Messrs. Feighan and Celeste, with Mr. Feighan serving as Chairman. Our Board has determined that Messrs. Feighan and Celeste meet the definition of a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code for “outside directors.” The duties of our Compensation Committee include, without limitation: reviewing, approving and administering our compensation programs and arrangements to ensure that they are effective in attracting and retaining key employees and reinforcing business strategies and objectives; determining the objectives of our executive officer compensation programs and the specific objectives relating to CEO compensation, including evaluating the performance of the CEO in light of those objectives; approving the compensation of our other executive officers and our directors; review and recommend for approval by the Board the frequency with which the Company should submit to the stockholders an advisory vote on the compensation of the Company’s named executive officers, taking into account any prior stockholder advisory vote on the frequency with which the Company shall hold a stockholder advisory vote on compensation of the Company’s named executive officers; and administering our as-in-effect incentive-compensation and equity-based plans. In making its compensation decisions and recommendations (other than with respect to the compensation of our Chief Executive Officer), the Compensation Committee takes into account the recommendation of our Chief Executive Officer. Other than giving his recommendation, our Chief Executive Officer does not participate in the Compensation Committee’s decisions regarding his own compensation.

Nomination and Corporate Governance Committee. The Nomination and Corporate Governance Committee of our Board of Directors currently consists of Messrs. Feighan and Celeste, with Mr. Feighan serving as Chairman. The responsibilities of the Nomination and Corporate Governance Committee include, without limitation: assisting in the identification of nominees for election to our Board of Directors, consistent with approved qualifications and criteria; determining the composition of the Board of Directors and its committees; recommending to the Board of Directors the director nominees for the annual meeting of stockholders; establishing and monitoring a process of assessing the effectiveness of the Board of Directors; developing and overseeing a set of corporate governance guidelines and procedures; and overseeing the evaluation of our directors and executive officers. In considering potential new directors, the Committee may review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with the Company’s industry; and prominence and reputation. Our Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors does not have a policy with regard to the consideration of diversity in identifying director candidates, but our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a whole, should provide a composite mix of experience, knowledge, and abilities that will allow our Board of Directors to fulfill its responsibilities. The Board does not currently use an independent search firm in identifying candidates for service on the Board.

Board Leadership Structure

Mr. Feighan serves as Chairman of the Board, a position he has held since November 2018. The Company has determined its current structure to be most effective as the Chairman serves as a liaison between its directors and management and helps to maintain communication and discussion among the Board and management, while allowing the CEO to focus on the execution of business strategy, growth and development. The Chairman serves in a presiding capacity at Board meetings and has such other duties as are determined by the Board from time to time.

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The Board’s Role in Risk Oversight

Our Board oversees the Company’s risk management efforts by reviewing information provided by management in order to oversee risk identification, risk management, and risk mitigation strategies. Our Board committees assist the Board in overseeing our material risks by focusing on risks related to the particular area of concentration of that committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements, our Audit Committee oversees the financial reporting, internal control and related-party transaction risks, and our Nomination and Corporate Governance Committee oversees risks associated with the business conduct of the Company. Each committee reports its discussions of the applicable relevant risks at such Board meetings as appropriate. The full Board of Directors incorporates the insight provided by these reports into its overall risk management analysis.

Communications with Directors

Stockholders may communicate their concerns directly to the entire Board of Directors or specifically to non-management directors. Such communication can be confidential or anonymous, if so designated, and may be submitted in writing to the following address:

Board of Directors

Range Impact, Inc.

c/o Michael Cavanaugh, CEO

200 Park Avenue, Suite 400

Cleveland, Ohio 44122

All communications received as described above will be opened by our Secretary for the sole purpose of determining whether the contents constitute a communication to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the director or directors to whom it is addressed. In the case of communications to our Board of Directors or to any group of directors, our Secretary will make sufficient copies of the contents to send to each addressee.

Compensation Committee Interlocks and Insider Participation

As of December 1, 2024, none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be construed to constitute an interlocking relationship (as described in Item 407(e)(3)(iii) of SEC Regulation S-K).

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of its employees, including its Chief Executive Officer and its Chief Financial Officer. The Code of Business Conduct and Ethics and all Committee charters are posted on the Company’s website at https://rangeimpact.com/investors/

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (the “Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in our common stock and other equity securities.

Based solely on a review of SEC filings and other procedures performed as deemed necessary, we believe that all Reporting Persons complied with these requirements during the year ended December 31, 2023, except that each of our directors, including our Chief Executive Officer, failed to timely file a Form 4 reporting their receipt of options to purchase the Company’s common stock under the under the Range Impact, Inc. 2021 Stock Incentive Plan on December 21, 2023 as reported in a Form 4 filed by each such person on January 12, 2024.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us during the years ended December 31, 2023 and December 31, 2022, for (i) our current principal executive officer and principal financial officer, and (ii) our next most highly compensated executive officer other than our principal executive officer and principal financial officer serving as an executive officer at the end of our 2023 fiscal year and whose total compensation exceeded $100,000 during the year ended December 31, 2023. Patricia Missal, our current Chief Financial Officer, served as the Company’s controller beginning in January 2023, and her compensation for the year ended December 31, 2023 set forth below, was paid to her in that position. Ms. Missal was appointed Chief Financial Officer in April 2024 and in addition to her base salary of $225,000 she was granted options under the Company’s Equity Incentive Plan to purchase an aggregate of 250,000 shares of the Company’s common stock, one-half vesting on the commencement of her duties as Chief Financial Officer and the remaining half vesting on the first anniversary of such date.

Summary Compensation Table

Name	Period Ending	Salary ($)	Option Awards (non-cash) (1)	Total ($)

Michael Cavanaugh, Chief Executive Officer and Secretary (2) (principal executive officer)	Year Ended 12/31/23	236,000	211,800	447,800
	Year Ended 12/31/22	236,000	111,300	347,300

Patricia Missal, Chief Financial Officer (3) (principal financial and accounting officer)	Year Ended 12/31/23	156,750	-	156,750

(1) The method used and the assumptions made to calculate the fair value of option awards included in this table are described in Footnote 6 of the financial statements and the accompanying notes for the years ended December 31, 2023 and December 31, 2022 appearing elsewhere in this Annual Report.

(2) Based on the fair value of (i) an option to purchase 750,000 shares of common stock with an exercise price of $0.18 per share, granted in November 2022, and (ii) an option to purchase 1,000,000 shares of common stock with an exercise price of $0.212 per share, granted in December 2023. Mr. Cavanaugh’s annual salary for the year ended December 31, 2024 is $236,000.

(3) Ms. Missal was appointed as Chief Financial Officer in April 2024. Her base salary is $250,000 and she was granted options to purchase 250,000 shares of common stock with an exercise price of $0.38 per share, one-half of which vested on date of grant (April 25, 2024) and the other half on the first anniversary of grant date. The salary for the fiscal year ended December 31, 2023 in the table above was Ms. Missal’s salary as Company controller, not as an executive officer of the Company.

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Outstanding Equity Awards at December 1, 2024

	Option Awards
		Number of securities underlying unexercised option		Option Exercise	Option Expiration
	Grant Date	Exercisable	Unexercisable	Price ($)	Date
Michael Cavanaugh (1)	5/8/2019	500,000	-	0.35	5/8/2029
	6/27/2019	250,000	-	0.30	6/27/2029
	12/10/2021	350,000	-	0.277	12/10/2031
	11/30/2022	750,000		0.18	11/30/2032
	12/21/2023	1,000,000		0.212	12/21/2033

Patricia Missal (2)	4/25/2024	125,000	125,000	0.38	4/25/2024

(1)	Granted under the Company’s Equity Incentive Plan, the awards consist of (i) an option to purchase 500,000 shares of common stock, 250,000 of which became fully exercisable in May 2020 and 250,000 of which became fully exercisable in May 2021, (ii) an option to purchase 250,000 shares of common stock, 125,000 of which became fully exercisable in June 2020 and 125,000 of which became fully exercisable in June 2021, (iii) an option to purchase 350,000 shares of common stock, all of which became fully exercisable in December 2021, (iv) an option to purchase 750,000 shares of common stock all of which became fully exercisable in November 2022, and (v) an option to purchase 1,000,000 shares of common stock all of which became fully exercisable in December 2023.

(2)	Granted under the Company’s Equity Incentive Plan, the award consists of (i) an option to purchase 250,000 shares of common stock, one-half of which became fully exercisable on the date of grant of April 25, 2024, and the remaining one-half on the first anniversary of the grant date.

Compensation of Directors

Directors receive a combination of cash and equity awards as compensation for their service. There are no additional fees paid for meetings attended although our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors and committees.

Director Compensation Table

The following table shows compensation paid to our non-employee directors during the year ended December 31, 2023:

Name	Fees earned or paid in cash	Option awards (non-cash)(1)	All other compensation	Total

Richard Celeste (1)	$36,000	$52,950	$-	$88,950

Edward Feighan (1)	$136,000	$52,950	-	$188,950

(1)	As of December 1, 2024, the aggregate number of stock and option awards held by each of our non-employee directors was as follows: (i) Mr. Celeste held an option award to purchase 500,000 shares of our common stock with an exercise price of $0.35 per share, an option to purchase 250,000 shares of our common stock with an exercise price of $0.277 per share, an option to purchase 250,000 shares of our common stock with an exercise price of $0.18 per share, and an option to purchase 250,000 shares of our common stock with an exercise price of $0.18 per share, all of which are fully vested, and (ii) Mr. Feighan held an option award to purchase 500,000 shares of our common stock with an exercise price of $0.35 per share, an option to purchase 250,000 shares of our common stock with an exercise price of $0.30 per share, and an option to purchase 250,000 shares of our common stock with an exercise price of $0.277 per share, an option to purchase 250,000 shares of our common stock with an exercise price of $0.18 per share, and an option to purchase 250,000 shares of our common stock with an exercise price of $0.212 per share, all of which are fully vested. The method used and the assumptions made to calculate the fair value of the options are described in Footnote 6 of the financial statements and the accompanying notes for the years ended December 31, 2023 and December 31, 2022 appearing elsewhere in this Annual Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of December 1, 2024 by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Range Impact, Inc., 200 Park Avenue, Suite 400, Cleveland, Ohio 44122. Shares of our common stock subject to options, warrants or other rights currently exercisable or exercisable within 60 days after December 1, 2024, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants, convertible notes or other rights, but are not deemed outstanding for computing the beneficial ownership percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Directors and Named Executive Officers:
Edward Feighan (2)	5,524,250	5.3
Michael Cavanaugh (3)	4,729,791	4.5
Patricia Missal (4)	125,000	*
Richard Celeste (5)	1,250,000	1.2

All Directors and Executive Officers as a Group (4 persons)	11,629,041	11.1
Joseph E. LoConti (6)	20,827,180	19.9
Indemnity National Insurance Company (7)	21,333,333	20.4

*	Denotes less than 1%

(1)

Based on 104,727,189 shares of our common stock issued and outstanding as of November 1, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Includes (i) 3,005,689 shares of the Company’s common stock held directly by Mr. Feighan, (ii) currently exercisable options to purchase 1,833,333 shares of common stock, and (iii) 685,228 shares of the Company’s common stock held by The Feighan Family Fund, LLC (the “Feighan Fund”), an entity beneficially owned by Mr. Feighan.

(3)	Consists of (i) 1,879,791 shares of common stock and (ii) currently exercisable options to purchase 2,850,000 shares of common stock.

(4)	Consists of currently exercisable options to purchase 125,000 shares of common stock.

(5)	Represents currently exercisable options to purchase 1,250,000 shares of common stock.

(6)	This information is based solely on the Form 4 filed on Mr. LoConti on December 14, 2023. Mr. LoConti’s address is 200 Park Avenue, Suite 400, Orange Village, Ohio 44122.

(7)	This information is based solely on the Schedule 13G filed by Indemnity National Insurance Company (“INIC”) on November 7, 2023. INIC’s address is 238 Bedford Way, Franklin, Tennessee 37064. David Wiley, the Chairman of INIC, indirectly has sole voting and investment powers with respect to the Company’s shares owned by INIC.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

During the years ended December 31, 2023 and 2022, and through the date of this Prospectus, other than as set forth below, there have been no transactions, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest:

Disposition of Cannabinoid Drug Development Business. On September 30, 2024, the Company entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Placer Biosciences, Inc., an entity owned and controlled by Dr. Brandon Zipp and Mr. Richard McKilligan, former officers of the Company (“Placer”), pursuant to which the Company agreed to sell all of its common stock of Graphium Biosciences, Inc., a wholly-owned subsidiary of the Company (“Graphium”), to Placer in exchange for (i) a warrant exchangeable into 1,000 shares of the common stock of Placer (currently representing 25% of the outstanding shares of Placer’s common stock), exercisable at $0.01 per share, expiring September 30, 2034, subject to certain anti-dilution adjustments; (ii) de minimis cash consideration; and (iii) 50% of any equipment sale proceeds realized by Placer during the 12-month period following the closing. The Stock Purchase Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature. Graphium comprised all of the Company’s legacy cannabinoid drug development assets, including intellectual property, permits, and lab equipment, which had been used in connection with the development of early-stage cannabinoid-based therapeutics intended to treat gastrointestinal diseases such as Crohn’s disease and colitis, but without the psychoactive side effects commonly found in other cannabinoid treatments. Placer is a preclinical pharmaceutical company engaged in the development of novel cannabinoid prodrugs to treat inflammatory bowel disease (IBD) and other gastrointestinal diseases such as Crohn’s disease and colitis, but without psychoactive side effects commonly found in other cannabinoid treatments.

Disposition of Abandoned Mine Land Reclamation Business. On August 22, 2024, Collins Building & Contracting, Inc. (“Collins Building”), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Haney’s Equipment LLC, Collins Reclamation LLC, R L Collins LLC, and Braxton Materials LLC, entities owned and controlled by Roger L. Collins Jr. (collectively, the “Collins Purchasers”) pursuant to which Collins Building agreed to sell all of its real property and substantially all of its personal property to the Collins Purchasers in exchange for the full and complete cancellation and discharge of the outstanding, unpaid principal balance and accrued interest totaling $2,940,836 on two promissory notes made by Collins Building in favor of Mr. Collins. The Asset Purchase Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature. The assets sold pursuant to this Asset Purchase Agreement were originally acquired from Mr. Collins in August 2023 in connection with the Company’s plan to expand its reclamation services into an adjacent line of business focused on abandoned mine land and bond forfeiture reclamation projects in West Virginia (the “AML Business”). After conducting a review and assessment of the current and future risks and opportunities related to this expanded line of reclamation services, the Company’s Board of Directors determined that it was in the shareholders’ best interests that the Company exit the AML Business in order to focus its capital and human resources on the reclamation and repurposing of Company-owned mine sites.

Sale of Shares of Company Common Stock to Related Persons. On December 21, 2023, the Company entered into securities purchase agreements with certain parties providing for the issuance and sale by the Company of an aggregate of 11,333,336 shares of the Company’s common stock at a price of $0.15 per share, including 666,667 shares purchased by Edward Feighan, a director of the Company, 1,000,000 shares purchased by Michael Cavanaugh, a director and the Chief Executive Officer of the Company. On June 17, 2024, the Company entered into a securities purchase agreement with Continental Heritage Holding Company LLC, a Florida limited liability company (“Continental”) providing for the issuance and sale by the Company to Continental of an aggregate of 3,703,704 shares of the Company’s common stock at a price of $0.27 per share. Edward Feighan, a director of the Company, is a director of Continental.

Transactions with Indemnity National Insurance Company. On May 10, 2022, the Company entered into a securities purchase agreement with Indemnity National Insurance Company (“Indemnity National”), a beneficial owner of more than 5% of the Company’s outstanding shares, pursuant to which Indemnity National acquired (i) 13,333,333 shares of our Common Stock at a price of $0.15 per share and (ii) warrants to purchase up to an additional 13,333,333 shares of our Common Stock (the “Indemnity National Warrants”) in consideration of $2,000,000 in cash. The Indemnity National Warrants were subsequently exchanged for 1,333,333 shares of our Common Stock pursuant to a Warrant Exchange Agreement, dated as of October 30, 2023. Subsequently, on August 24, 2023, the Company and Indemnity National entered into a securities purchase agreement pursuant to which Indemnity National acquired 6,666,667 shares of our Common Stock at a price of $0.15 per share in consideration of $1,000,000 in cash.

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USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts, selling commissions or transfer taxes incurred in disposing of the Shares and the expenses of any attorney or other advisor they decide to employ. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent accountants and reasonable fees.

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DIVIDEND POLICY

We have not historically declared dividends on our Common Stock, and we do not currently intend to pay dividends on our Common Stock. The declaration, amount, and payment of any future dividends on shares of our Common Stock, if any, will be at the sole discretion of our Board of Directors, out of funds legally available for dividends. As a Nevada corporation, we are not permitted to pay dividends if, after giving effect to such payment, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts needed to satisfy any preferential rights if we were dissolving.

Our ability to pay dividends to our shareholders in the future will depend upon our liquidity and capital requirements, as well as our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our Common Stock, and other factors deemed relevant by our Board of Directors.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions, or as otherwise described in “Plan of Distribution.”

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, the Shares which were previously issued to the Selling Stockholders. The Shares to be offered hereby consist of 33,166,670 shares of Common Stock previously issued to the Selling Stockholders.

On May 10, 2022, the Company entered into a securities purchase agreement with Indemnity National Insurance Company (“Indemnity National”) pursuant to which Indemnity National acquired (i) 13,333,333 shares of our Common Stock at a price of $0.15 per share and (ii) warrants to purchase up to an additional 13,333,333 shares of our Common Stock (the “Indemnity National Warrants”) in consideration of $2,000,000 in cash. The Indemnity National Warrants were subsequently exchanged for 1,333,333 shares of our Common Stock pursuant to a Warrant Exchange Agreement, dated as of October 30, 2023. Subsequently, on August 24, 2023, the Company and Indemnity National entered into a securities purchase agreement pursuant to which Indemnity National acquired 6,666,667 shares of our Common Stock at a price of $0.15 per share in consideration of $1,000,000 in cash.

On August 26, 2022, the Company entered into a securities purchase agreement with HTGT Enterprises LLC (“HTGT”) pursuant to which HTGT acquired (i) 1,666,667 shares of the Company’s Common Stock at a price of $0.15 per share and (ii) a warrant to purchase up to an additional 1,666,667 shares of our Common Stock (the “HTGT Warrants”) in consideration of $250,000 in cash. The HTGT Warrants were subsequently exchanged for 166,667 shares of our Common Stock pursuant to a Warrant Exchange Agreement, dated as of October 30, 2023.

On April 11, 2023, the Company entered into securities purchase agreements with Morla Ventures, LLC (“Morla”) and Stonewall Capital, LLC (“Stonewall”), pursuant to which Morla and Stonewall each acquired 166,667 shares of our Common Stock and warrants to purchase an additional 166,667 shares of our Common Stock at an exercise price of $0.15 in consideration of each of Morla and Stonewall paying $25,000 in cash or $0.15 per share.

On December 21, 2023, the Company entered into a securities purchase agreement pursuant to which we issued the following shares of our Common Stock to the following parties: (i) 2,666,667 shares to CRC Founders Fund LP; (ii) 3,333,334 shares to IFCM Microcap Fund LP; (iii) 3,333,334 shares to SD Impact LLC; and (iv) 333,334 shares to Andrew Tobias, in consideration for an aggregate consideration of $1,450,000 in cash or $0.15 per share.

All of the Shares were issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder, to the extent applicable.

The shares of Common Stock to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholders. Subject to these resale restrictions, the Selling Stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on any market on which our Common Stock may subsequently be listed.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution”. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

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No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered under this prospectus. The following table assumes that the Selling Stockholders will sell all of the Shares listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of December 1, 2024, by the Selling Stockholders and the number of Shares being registered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of the offering of the Shares for resale. We have determined beneficial ownership in accordance with the rules of the SEC. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of December 1, 2024. As of such date, 104,727,189 shares of Common Stock were outstanding, not including the shares issuable under warrants or options exercisable within 60 days of that date.

	Shares Beneficially Owned Before this Offering (1)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares Beneficially Owned After this Offering (1)(2)
	Number	%	Number	Number	%
Selling Stockholder Name
HTGT Enterprises, LLC	1,833,334	1.8%	1,833,334	—	—
Stonewall Capital LLC	333,334	*	166,167	166,667	*
Andrew Tobias	333,334	*	333,334	—	—
Indemnity National Insurance Company	21,333,333	20.4%	21,333,333	—	—
CRC Founders Fund LP	2,666,667	2.5%	2,666,667	—	—
IFCM Microcap Fund LP	3,333,334	3.2%	3,333,334	—	—
Morla Ventures, LLC	333,334	*	166,667	166,667	*
SD Impact LLC	3,333,334	3.2%	3,333,334	—	—

*	Denotes less than 1%
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to the warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 104,727,189 shares of Common Stock outstanding as of the date of this prospectus.
(2)	We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the Shares pursuant to this offering, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the Shares covered by this prospectus will be sold by the Selling Stockholders and that the Selling Stockholders do not acquire beneficial ownership of any additional shares.

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PLAN OF DISTRIBUTION

The Selling Stockholders, including its pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The distribution of the shares by the Selling Stockholders is not currently subject to any underwriting agreement. Each Selling Stockholder must use a broker-dealer which is registered in the state in which such Selling Stockholder seeks to sell its shares. The Selling Stockholders may use any one or more of the following methods when selling securities:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales;

● in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

● a combination of any such methods of sale.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We have advised the Selling Stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our Common Stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to such amended and restated articles of incorporation and amended and restated bylaws that will be in effect upon the closing of this offering. By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our articles of incorporation and bylaws.

Authorized Stock

Our articles of incorporation authorize us to issue up to 1,000,000,000 shares of Common Stock. As of the date of this prospectus, we had 104,727,189 shares of Common Stock outstanding. The authorized but unissued shares of our Common Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors. Holders of shares of Common Stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Liquidation or Dissolution

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Dividends

Holders of our Common Stock are entitled to receive dividends or other distributions when, as, and if declared by our Board of Directors. The right of our Board of Directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock, any indebtedness outstanding from time to time, and the availability of sufficient funds under Nevada law to pay dividends.

Preemptive Rights

The holders of our Common Stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other Common Stock.

Redemption

The shares of our Common Stock are not subject to redemption by operation of a sinking fund or otherwise.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board of Directors and management. The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board of Directors. Our articles of incorporation allow our Board of Directors to issue additional shares of our Common Stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger, or otherwise.

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Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our Company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

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Applicability of the Nevada business combination statute would discourage parties interested in taking control of our Company if they cannot obtain the approval of our Board of Directors. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Liability and Indemnification of Directors and Officers

We have entered into separate indemnification agreements with all of our directors. In addition, each of our executive officers has entered into an employment agreement containing certain indemnification provisions. Pursuant to these indemnification and employment agreements, the Company may be required, among other things, to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their service as directors and officers of the Company. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. In addition, if Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

Our Bylaws provide that, to the fullest extent permitted by law, and unless the Company, pursuant to a resolution adopted by the Board of Directors, consents in writing to the selection of an alternative forum, a state or federal court located within the Cuyahoga County in the State of Ohio shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim arising pursuant to, or a claim with respect to the interpretation or application of, any provision of Nevada law, the articles of incorporation or these Bylaws of the Company, or (d) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants. Our Bylaws further provide that notwithstanding anything to the contrary in the Bylaws, the above provisions are not to apply to any action or suit brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder, or any claim for which U.S. federal district courts have jurisdiction.

We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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LEGAL MATTERS

UB Greensfelder LLP will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Report on Form 10-K/A for the year ended December 31, 2023, have been audited by Meaden & Moore, Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

● our Annual Report on Form 10-K/A for the year ending December 31, 2023, filed with the SEC on August 8, 2024;

● our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024, June 30, 2024, and March 31, 2024 (as filed with the SEC on November 14, 2024, August 14, 2024, and May 15, 2024, respectively), our Amendment No. 1 to the Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2024 and March 31, 2024 (as filed with the SEC on October 15, 2024 and August 8, 2024, respectively) and Amendment No. 2 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (as filed with the SEC on October 15, 2024); and

● our Current Reports on Form 8-K filed with the SEC on November 13, 2024, October 2, 2024, August 29, 2024, June 20, 2024, December 21, 2023, November 1, 2023, August 30, 2023, April 13, 2023, August 29, 2022, and May 13, 2022 (other than with respect to Item 9.01 thereof in any such Current Reports).

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Range Innovations, Inc.

200 Park Avenue, Suite 400

Cleveland, Ohio 44122

Attn: Corporate Secretary

(216) 304-6556

You also may access these filings on our Internet site at https://rangeimpact.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Neither we nor the selling stockholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by Range Impact, Inc. (the “Registrant”) in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All amounts shown are estimates except for the registration fee.

SEC registration fee	$1,665
Legal fees and expenses	65,000
Accounting fees and expenses	10,000
Printing, transfer agent fees and miscellaneous expenses	2,000
Total	$78,665

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We have not entered into separated indemnification agreements with our directors and officers. Our bylaws provide that we shall indemnify any director or officer to the full extent permitted by law.

Nevada Revised Statutes provide us with the power to indemnify any of our directors, officers, employees and agents:

● a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

● a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

● to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

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Nevada Revised Statutes provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

● by the stockholders of the corporation;

● by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

● if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

● if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

● by court order.

Nevada Revised Statutes further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information regarding all securities issued and sold by us within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

(1)	On June 17, 2024, the Company entered into a securities purchase agreement with Continental Heritage Holding Company LLC, a Florida limited liability company (the “Purchaser”) providing for the issuance and sale by the Company to the Purchaser of an aggregate of 3,703,704 shares of the Company’s common stock at a price of $0.27 per share.

(2)	On December 21, 2023, the Company entered into securities purchase agreements providing for the issuance and sale by the Company to the parties identified therein an aggregate of 11,333,336 shares of the Company’s common stock at a price of $0.15 per share.

(3)

On October 30, 2023, the Company entered into warrant exchange agreements with certain warrant holders to exchange warrants to purchase a total of 21,733,334 shares of the Company’s common stock for an aggregate of 2,173,334 shares of the Company’s common stock.

(4)	On August 24, 2023, the Company entered into a securities purchase agreement with Indemnity National providing for the issuance and sale by the Company to the Purchaser of 6,666,667 shares of the Company’s common stock at a price of $0.15 per share.

(5)	On April 11, 2023, the Company entered into securities purchase agreements with Morla Ventures, LLC (“Morla”) and Stonewall Capital, LLC (“Stonewall”), pursuant to which Morla and Stonewall each acquired 166,667 shares of our Common Stock and warrants to purchase an additional 166,667 shares of our Common Stock at an exercise price of $0.60 in consideration of each of Morla and Stonewall paying $25,000 in cash or $0.15 per share.

(6)	On August 26, 2022, the Company entered into a securities purchase agreement with HTGT Enterprises LLC (“HTGT”) pursuant to which we issued to HTGT (i) 1,666,667 shares of our common stock at a price of $0.15 per share and (ii) warrants to purchase up to an additional 1,666,667 shares of our common stock at a price of $0.60 per share for an aggregate purchase price of $250,000. The warrants were exchanged for 166,667 shares of common stock on October 30, 2023.

(7)	On May 11, 2022, the Company entered into a share purchase agreement by and among the Company, Daedalus Ecosciences, Inc., our wholly-owned subsidiary, Range Environmental Resources, Inc., a West Virginia corporation (“Range Environmental Resources”), Range Natural Resources, Inc., a West Virginia corporation (“Range Natural Resources”), Mr. Jeremy Starks and Mr. Joshua Justice (the “Share Purchase Agreement”) pursuant to which we issued 5,000,000 shares of the Company’s common stock to Mr. Starks and 5,000,000 shares of the Company’s common stock Mr. Justice in partial consideration for 80% of the outstanding common stock of each of Range Environmental Resources and Range Natural Resources. Subsequent to this transaction, the 5,000,000 shares issued to Mr. Justice were returned (for no cash consideration) to the Company.

(8)	On May 10, 2022, the Company entered into a securities purchase agreement with Indemnity National Insurance Company (“Indemnity National”) pursuant to which we issued to Indemnity National (i) 13,333,333 shares of our common stock at a price of $0.15 per share and (ii) warrants to purchase up to an additional 13,333,333 shares of our common stock at a price of $0.60 per share for an aggregate purchase price of $2,000,000. The warrants were exchanged for 1,333,333 shares of common stock on October 30, 2023.

(9)	On May 10, 2022, the Company entered into a securities purchase agreement with Tower IV LLC (“Tower IV’) pursuant to which we issued to Tower IV (i) 6,666,667 shares of our common stock at a price of $0.15 per share and (ii) warrants to purchase up to an additional 6,666,667 shares of our common stock at a price of $0.60 per share for an aggregate purchase price of $1,000,000. The warrants were exchanged for 666,667 shares of common stock on October 30, 2023.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

2.1	Agreement and Plan of Merger, dated September 14, 2011, by and between Stevia First Corp. and Legend Mining Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)
2.2	Plan of Merger, dated as of September 30, 2021, by Vitality Biopharma, Inc., a Nevada corporation (Incorporated by reference to Exhibit 2.1.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2021.)
2.3	Plan of Merger, dated October 18, 2023 by Malachite Innovations (Incorporated by reference to Exhibit 2.1.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2023.)
3.1.1	Articles of Incorporation of Stevia First Corp. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2008 (File No. 333-152830).)
3.1.2	Certificate of Amendment of Articles of Incorporation of Vitality Biopharma, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2016.)
3.1.3	Articles of Merger, effective October 10, 2011 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)
3.1.4	Certificate of Change, effective October 10, 2011 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)
3.1.5	Articles of Merger, dated as of September 30, 2021, (Incorporated by reference to Exhibit 3.1.5 to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2021.)
3.2.1.	Bylaws of Stevia First Corp. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2008 (File No. 333-152830).)
3.2.2	Certificate of Amendment of Bylaws of Stevia First Corp. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2012.)
3.2.3.	Bylaws of Range Impact, Inc. effective as of November 7, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2024)
5.1*	Opinion of UB Greensfelder LLP
10.1	Securities Purchase Agreement, dated August 29, 2018, between the Company and the purchasers identified on the signature page thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2018.)
10.2	Securities Purchase Agreement, dated October 19, 2018 by and among Vitality Biopharma, Inc., and the Purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018.)
10.3	Securities Exchange Agreement, dated October 19, 2018 by and among Vitality Biopharma, Inc., and the Shareholders listed on the signature pages thereto (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018.)
10.4	Amendment to Securities Purchase Agreement, dated as of January 18, 2019 by and among Vitality Biopharma, Inc. and the Investors listed on the signature pages thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2019.)
10.5#	Vitality Biopharma, Inc. 2021 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-8 filed with the SEC on September 3, 2021.)
10.6#	Third Amendment to Vitality Biopharma, Inc. 2012 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on May 14, 2019.)
10.7	Securities Purchase Agreement, dated August 26, 2022, between the Company and HTGT Enterprises, LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 29, 2022.)
10.8	Securities Purchase Agreement, dated May 10, 2022, between the Company and Indemnity National Insurance Company (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2022.)
10.9	Securities Purchase Agreement, dated May 10, 2022, between the Company and Tower IV, LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2022.)
10.10	Securities Purchase Agreement, dated May 11, 2022, by and among the Company, Daedalus Ecosciences, Range Environmental Resources, Range Natural Resources, Jeremy Starks and Joshua Justice (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2022.)
10.11	Stock Purchase Agreement, dated September 30, 2024, by and between the Company and Placer Biosciences Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2024.)
10.12	Form Warrant Exchange Agreement, effective as of October 30, 2023 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2023.)
10.13	Securities Purchase Agreement, dated as of June 17, 2024, between the Company and Continental Heritage Holding Company LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2024.)
10.14	Securities Purchase Agreement, dated as of December 21, 2023, between the Company and the purchasers noted thereon (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2023.)
10.15	Asset Purchase Agreement, dated August 22, 2024 by and among the Company, Haney’s Equipment, LLC, Collins Reclamation, LLC, R L Collins, LLC, Braxton Materials, LLC and Collins Building & Contracting, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2024.)
10.16	Securities Purchase Agreement, dated as of August 24, 2023, between the Company and the purchasers noted thereon (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2023.)
10.17	Securities Purchase Agreement, dated as of April 11, 2023, between the Company and the purchasers noted thereon (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2023.)
23.1*	Consent of Meaden & Moore, Ltd.
23.2*	Consent of UB Greensfelder LLP (included in Exhibit 5.1)
23.3*	Power of Attorney (included on the signature page to this Registration Statement.)
107*	Registration Fee Table

*Filed herewith

# Indicates a management contract or any compensatory plan, contract or arrangement.

(b) Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland, State of Ohio, on December 19, 2024.

RANGE IMPACT, INC.

By:	/s/ Michael Cavanaugh
Michael Cavanaugh
Chief Executive Officer (Principal Executive Officer)

/s/ Patricia Missal
Patricia Missal
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Cavanaugh and Patricia Missal, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Cavanaugh	Director, Chief Executive Officer and Secretary (Principal Executive Officer)	December 19, 2024
Michael Cavanaugh

/s/ Edward Feighan	Director	December 19, 2024
Edward Feighan

/s/ Richard Celeste	Director	December 19, 2024
Richard Celeste

/s/ Patricia Missal	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	December 19, 2024
Patricia Missal

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